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                             SALE-PURCHASE AGREEMENT

                                     between

                        Acadia Realty Limited Partnership
                                       and
                 Mark Northwood Associates Limited Partnership,
                                     Seller

                                       and

                               UrbanAmerica, L.P.,
                                    Purchaser

                            Dated as of June 14, 2000



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

                                LIST OF EXHIBITS

Exhibit

A         Description of the Land

B         Escrow Agreement

C         Permitted Encumbrances

D         Leases

E         Actions

F         Free Rent, Concessions, Allowances, Rebates Or Refunds

G         Deed

H         Assignment and Assumption of Leases and Security Deposits

I         Assignment and Assumption of Contracts and Licenses

J         Contracts

K         Intangible Property/Assignment and Assumption of Intangible Property

L         Notice to Tenants

M         Seller's FIRPTA Affidavit

N         Major Tenants

O         Tenant Estoppel Certificate

P         Insurance Policies

Q         Collection Account; Reimbursement Amount Adjustment

         SALE PURCHASE AGREEMENT (this "Agreement"), dated as of the 14th day of June, 2000 by and between Acadia Realty Limited Partnership ("Acadia"), a Delaware limited partnership, and Mark Northwood Associates Limited Partnership ("Borrower"), a Florida limited partnership, both having an office at 20 Soundview Marketplace, Port Washington, New York 11050 (Acadia and Borrower are sometimes hereinafter collectively referred to as "Seller"), and UrbanAmerica, L.P., a Delaware limited partnership, having an office at 30 Broad Street, New York, New York 10004, ("Purchaser").


                                   WITNESSETH


         WHEREAS, Acadia is the fee owner of the Premises commonly known as Northwood Centre which is located at 1940 Monroe Street, Tallahassee, Florida 32303 ("Premises"); and

         WHEREAS, pursuant to that certain lease dated March 1, 1997 ("Ground Lease"), Acadia let and demised the Premises to Borrower; and

         WHEREAS, Seller and Purchaser now desire to enter into an agreement whereby, subject to the terms and conditions contained herein, Seller shall sell the Premises and the Ground Lease to Purchaser and Purchaser shall purchase the Premises and the Ground Lease from Seller; and

         WHEREAS, Purchaser acknowledges that, except as set forth herein, Seller has made no representations or warranties to Purchaser regarding the Premises or the operation thereof.

         NOW, THEREFORE, in consideration of Ten ($10.00) Dollars and the mutual covenants and agreements hereinafter set forth, and intending to be legally bound hereby, it is hereby agreed as follows:

         1. Sale of Premises

         Seller agrees to sell and convey to Purchaser, and Purchaser agrees to purchase from Seller, at the price and upon the terms and conditions set forth in this Agreement, all those certain plots, pieces and parcels of land located in the City of Tallahassee, County of Leon and State of Florida, as more particularly described in Exhibit "A" annexed hereto and made a part hereof (the "Land") and all of its interest in the Ground Lease, together with (i) all buildings and other improvements situated on the Land (collectively, the "Buildings"), (ii) all easements, rights of way, reservations, privileges, appurtenances, and other estates and rights of Seller pertaining to the Land and the Buildings, (iii) all right, title and interest of Seller in and to all fixtures, pumps, machinery, generators, equipment, supplies and other articles of personal property attached or appurtenant to the Land or the Buildings, or located thereon or used in connection therewith (collectively, the "Personal Property"), (iv) all oil, gas and mineral rights of Seller, if any, in and to the Land, (v) all right, title and interest of Seller, if any, in and to the trade names of the Buildings, and (vi) all right, title and interest of Seller, if any, in and to all strips and gores, all alleys adjoining the Land, and the land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land to the center line thereof, and all right, title and interest of Seller, if any, in and to any award made or to be made in lieu thereof and in and to any unpaid award for any taking by condemnation or any damages to the Land or the Buildings by reason of a change of grade of any street, road or avenue (the Land, together with all of the foregoing items listed in clauses (i) - (vi) above being herein sometimes collectively referred to as the "Premises").

         2. Purchase Price

         The purchase price to be paid by Purchaser to Seller for the Premises (the "Purchase Price") is Thirty-One Million and 00/100ths ($31,000,000.00) Dollars (subject to adjustment as hereinafter described) payable as follows:

             (a) Three Hundred Thousand and 00/100ths ($300,000.00) Dollars due upon execution of this Agreement ("Initial Deposit") simultaneously with the execution and delivery of this Agreement, by a bank wire transfer of immediately available funds to Blackwell Sanders Peper Martin ("Escrow Agent") and One Million Seven Hundred Thousand and 00/100ths ($1,700,000.00) Dollars ("Additional Deposit") payable to the Escrow Agent prior to the expiration of the Due Diligence Period (as defined in Section 4(a) of this Agreement) time being of the essence, (the Initial Deposit and Additional Deposit shall be collectively referred to herein as the "Downpayment"). The Downpayment shall be held by Escrow Agent in an interest-bearing account in accordance with the terms of the escrow agreement to be entered into between the parties and Escrow Agent in the form annexed hereto as Exhibit "B" ("Escrow Agreement") of this Agreement. The Downpayment and any interest accrued thereon while held by the Escrow Agent shall hereinafter collectively be referred to as the "Fund"; and

             (b) By Purchaser assuming, at Closing, all of the obligations contained in that certain note dated March 4, 1997 from Mark Northwood Associates, Limited Partnership to Nomura Capital Asset Corporation ("Lender"), in the original principal sum of $23,000,000.00 (the "Note") secured by that certain Mortgage of even date and recorded on March 5, 1997 in the Official Records Book 1989 at Page 2016 of the Public Records of Leon County, Florida (the "Mortgage") which Purchaser shall assume. As of the date hereof, Purchaser represents that the unpaid principal balance of the Loan is approximately $22,242,000.00. Purchaser agrees that prior to Closing, there will be no payment of principal on the Note beyond the regular monthly payments required in the Loan Agreement (as hereafter defined) and Seller shall continue to pay when due all obligations due thereunder; and

             (c) An amount equal to the Purchase Price (reduced by the Downpayment, if any) plus any amounts due Seller pursuant to Section 8(a) less the outstanding balance of the Note as of the Closing Date shall be due and payable at the Closing by bank wire transfer of immediately available federal funds to Seller's account or to the account or accounts of such other party or parties as may be designated by Seller on or before the Closing Date (as defined in Section 6).

         3. Assumption of Loan; Mezzanine Financing

             (a) Pursuant to that certain Loan Agreement dated as of March 4, 1997 ("Loan Agreement"), Borrower, and Lender, completed a transaction wherein and whereby Lender agreed to advance up to $23 Million to Borrower upon the terms and conditions contained in the Loan Agreement and other agreements referred to therein, (the Loan Agreement and the other documents are sometimes hereinafter collectively referred to as the "Loan Documents"). As security for the Note, Borrower executed and delivered the Mortgage to Lender wherein Borrower granted and conveyed to Lender a lien and security interest in all of Borrower's right, title and interest in the Ground Lease and Acadia joined in the execution of the Mortgage to evidence that its interest in the Premises would be subject and subordinate to the lien created thereby together with all of the terms and conditions of all of the Loan Documents.

             Seller has advised Purchaser that, among other things, the sale of the Premises without the consent of the Lender would constitute a default under the Loan Documents thereby allowing the Lender to accelerate the Note and obligate Borrower to prepay same together with the Yield Maintenance Premium (as defined in the Loan Agreement). Seller's obligation to convey the Premises to Purchaser pursuant to this Agreement is specifically conditioned upon Seller being able to obtain Lender's consent to the sale of the Property subject to the Loan Agreement and all of the Loan Documents without the necessity of the payment of the Yield Maintenance Premium by Seller. Such consent shall be contained in the estoppel certificate referred to in Section 3(e) herein and must be obtained not more than ninety (90) days from the expiration of the Due Diligence Period or either party may terminate this Agreement.

             (b) Upon notice from Purchaser, Seller and Purchaser will jointly use their collective good faith efforts to attempt to obtain Lender's consent to the sale of the Premises to Purchaser subject to the outstanding balance then due under the Note as well as all of the terms of the Loan Documents. Under no circumstances shall Seller be obligated to pay any fee to Lender to obtain such consent. Purchaser agrees to reasonably cooperate with Seller in its efforts to obtain such consent and to pay all costs or fees imposed by the Lender to obtain such consent. Such cooperation shall include, but not be limited to, Purchaser
(i) having its organizational documents conform to the reasonable requirements of the Loan Agreement; (ii) providing Lender and the Rating Agencies with all available background material on Purchaser and its principals as Lender or the Rating Agencies may reasonably request; and (iii) agreeing to be bound by all of the terms and conditions contained in the Loan Documents as well as such reasonable modifications thereto as Lender or the Rating Agencies may reasonably request, provided that such modifications do not adversely affect the economic terms of the Note or Loan Agreement, do not increase the obligations or reduce the rights of the borrower thereunder or require the expenditure of any sums by Purchaser. Seller agrees to not modify any of the Loan Documents prior to Closing without Purchaser's consent.

             Seller and Purchaser shall keep each other fully apprised of its discussions with Lender related to this Agreement. Subject to Section 6(b), Seller shall have the right to extend the Closing Date for up to sixty (60) days in order to obtain the consent of Lender to the transfer of the Premises to Purchaser unless either party shall terminate this Agreement pursuant to the immediately succeeding sentence. In the event that Lender fails or refuses to give its consent within sixty (60) days from the expiration of the Due Diligence Period, either party to this Agreement may terminate the Agreement, the Fund shall be returned to Purchaser, and the parties hereto shall have no further rights, duties, obligations or liabilities to one another hereunder except as specifically provided herein to the contrary.

             (c) The parties acknowledge that pursuant to Section 2.12 of the Loan Agreement all revenue from the Premises is deposited into either the Collection Account or the Security Deposit Account (as those terms are defined in the Loan Agreement).

                 (i) The Security Deposit Account. At the Closing, Seller will assign to Purchaser all of its interest in the Security Deposit Account.

                 (ii) The Collection Account. Pursuant to the Collection Account
             Agreement all funds deposited in the Collection Account are transferred on a daily basis into a Cash Collateral Account which is composed of the following: (a) a Ground Rents Sub-Account; (b) a Debt Service Payment Sub-Account; (c) a Basic Carrying Cost Sub-Account; (d) a Capital Reserve Sub-Account; (e) a State of Florida Lease Sub-Account; (f) an Emergency Holdback Sub-Account; and (g) an Operating Expense Sub-Account. As of the date hereof, the amounts in each of the foregoing Accounts is set forth on Exhibit "Q". At the Closing, Seller will assign to Purchaser all of its interest in all of the foregoing accounts and Purchaser shall pay to Seller, in addition to the Purchase Price, the sum of One Million Eight Hundred Thousand ($1,800,000) Dollars ("Reimbursement Amount"). Until Closing, Seller shall have the right to access the funds in the foregoing accounts in accordance with the terms of the Loan Agreement except that Seller agrees not to access any of the funds in the State of Florida Lease Sub-Account. In the event the total of the funds in such Accounts is more or less than $3,250,000, the Reimbursement Amount shall be adjusted in accordance with the formula set forth on Exhibit "Q".

             (d) Purchaser shall be in compliance with all of Lender's reasonable requirements for the transfer of the Premises and the assumption of the Note in accordance with the Loan Agreement, including but not limited to, the requirement that Purchaser be a single purpose entity that does not engage in any business or activity other than the ownership, operation and maintenance of the Premises and activities incidental thereto. If Purchaser does not satisfy Lender's reasonable requirements to be considered a single purpose entity, Purchaser shall take all necessary steps to ensure compliance with such requirements including, but not limited to, executing an assignment of its rights and obligations under this Agreement (in accordance with the terms set forth in Section 2) to an affiliated entity that does meet Lender's requirements.

             (e) As a condition of Closing, Seller shall obtain and deliver to Purchaser an estoppel certificate executed by Lender dated not more than thirty
(30) days prior to Closing that indicates (i) its consent to the transfer of the Premises to Purchaser and to the Purchaser's assumption of all of the obligations under the Loan Documents; (ii) the outstanding balance due under the Note; (iii) that the Loan Agreement is in full force and effect and has not been modified (or if modified, setting forth all modifications); (iv) that there are not any existing defaults by Seller and Borrower in the performance of their obligations under the Loan Agreement; (v) the date through which interest has been paid; (vi) the amount held in each of the sub-accounts referred to in
Section 3 of this Agreement; (vii) the capacity of the person executing such certificate, and that such person is duly authorized to execute the same on behalf of Lender; and (viii) that attached thereto is a true copy of each of the Loan Documents and all amendments and modifications thereto ("Lender Estoppel"). In the event that the Lender Estoppel shall not state that attached thereto is a true copy of each of the Loan Documents and all amendments and modifications thereto, as a condition of Closing Seller shall execute and deliver to Purchaser an estoppel certificate at Closing that indicates that attached thereto is a true copy of each of the Loan Documents and all amendments and modifications thereto.

             (f) During the Due Diligence Period (as defined hereinafter), Purchaser shall seek to obtain a commitment for mezzanine financing from an institution or other entity (the "Mezzanine Lender") in an amount such that, when combined with the amount being assumed by Purchaser pursuant to the Loan Agreement, it will constitute at least 75% of all of Purchaser's costs in connection with purchasing the Premises, including without limitation, the Purchase Price, the Reimbursement Amount, tenant improvement costs and other closing costs, on terms and conditions satisfactory to Purchaser in its sole discretion ("Mezzanine Financing"). If Purchaser shall obtain a commitment for Mezzanine Financing (the "Commitment"), Purchaser shall provide Seller with a copy of the Commitment at least five (5) business days prior to the expiration of the Due Diligence Period. Prior to the expiration of the Due Diligence Period, Seller shall provide Purchaser with written notice either approving the terms of the Commitment, or disapproving the terms of the Commitment and specifying the reasons therefor. In the event that Purchaser shall notify Seller at or prior to Closing that the Commitment is no longer effective or that the Mezzanine Lender has failed to provide the Mezzanine Financing, then Purchaser shall not be obligated under this Agreement to purchase the Premises, unless either (i) Seller shall have disapproved the terms of the Commitment prior to the expiration of the Due Diligence Period, or (ii) Seller, upon its election, shall provide Mezzanine Financing on substantially the same terms and conditions as contained in the Commitment, except that (A) the interest rate shall be 18% per annum, (B) Seller shall charge no points or financing fees to Purchaser, (C) the loan may be prepaid by Purchaser at any time without penalty or charge, and
(D) the term of the loan shall be three (3) years with an option exercisable by Purchaser in its sole discretion without charge to extend the term until the expiration of the Loan Agreement.

         4. Due Diligence Period

             (a) The parties hereto acknowledge that Purchaser, as of the date of the execution of this Agreement, has not yet had an opportunity to review, examine, evaluate or otherwise satisfy itself with respect to the financial or economic viability of the transaction contemplated hereby, the soil condition, environmental condition, engineering inspections of the Premises, the terms and provisions of the Leases, Contracts, Loan Documents or other aspects of the Premises. In that regard, Purchaser shall have until July 24, 2000 (the "Due Diligence Period"), in which to conduct such inspections and otherwise examine same. In the event Purchaser fails to deliver the Additional Deposit to the Escrow Agent prior to 5:00 p.m. on July 24, 2000 (the "Due Diligence Date"), or prior thereto provides written notice to Seller of its election to cancel the Agreement, which Purchaser may do in its sole discretion, this Agreement shall be null and void and the Fund shall be returned to Purchaser, whereupon the parties hereto shall have no further rights, duties, obligations or liabilities to one another hereunder except as specifically provided herein to the contrary. Purchaser's timely delivery of the Additional Deposit shall confirm its election to proceed with the transaction in accordance with this Agreement.

             (b) Immediately after executing this Agreement and until Closing, Seller will furnish, or cause to be furnished, to Purchaser any documents and other information requested by Purchaser with respect to the Premises and the Loan Documents which Seller has in its possession (without payment of additional fees therefor), including, but not limited to, the Premises Information (as defined in Section 22(e)).

         (c) Seller agrees to promptly furnish Purchaser with all necessary authorizations to make searches of records of applicable governmental and quasi-governmental authorities, if required.

         (d) Purchaser, its agents, employees and representatives shall have access to the Premises at all times during regular business hours and subsequent to the date of execution of this Agreement with full right to: (i) inspect the Premises; (ii) review, inspect, copy and analyze all books, records and other financial information and data of Seller with respect to the Premises and the operation thereof; and (iii) subject to the conditions hereinafter set forth, to conduct all tests thereon including, but not limited to, soil borings, engineering investigations and hazardous waste studies, and to make such other examinations with respect thereto as Purchaser, its counsel, licensed engineers, surveyors or other representative may deem necessary or desirable (collectively "Investigations").

         Prior to its entry upon the Premises to conduct Investigations, (i) Purchaser shall give Seller not less than two (2)-days prior notice before the first such entry and one (1)-day prior notice before each subsequent entry, (ii) the first such notice shall include sufficient information to permit Seller to review the scope of the proposed Investigations, and (iii) neither Purchaser nor Purchaser's Representatives shall permit any borings, drillings or samplings to be done on the Premises without Seller's prior written consent which shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, Seller hereby consents to such borings, drillings, or samplings which are reasonable and customary in connection with the performance of a Phase I Environmental Assessment. Any entry upon the Premises and all Investigations shall be during Seller's normal business hours and at the sole risk and expense of Purchaser and Purchaser's Representatives, and shall not interfere with the activities on or about the Premises of Seller, its tenants and their employees and invitees. Purchaser shall:

             (i) promptly repair any damage to the Premises resulting from any such Investigations and replace, refill and regrade any holes made in, or excavations of, any portion of the Premises used for such Investigations so that the Premises shall be in substantially the same condition that it existed in prior to such Investigations;

             (ii) fully comply with all laws applicable to the Investigations and all other activities undertaken in connection therewith;

             (iii) permit Seller to have a representative present during all Investigations undertaken hereunder;

             (iv) take all actions and implement all protections necessary to ensure that all actions taken in connection with the Investigations, and the equipment, materials, and substances generated, used or brought onto the Premises pose no threat to the safety or health of persons or the environment, and cause no damage to the Premises or other property of Seller or other persons;

             (v) Purchaser may speak with tenants of the Premises on the following conditions: (A) Purchaser must provide Seller with a minimum of two (2)-days notice; and (B) Seller must be present during any conversations between Purchaser and tenants;

             (vi) maintain or cause any contractor to maintain, at Purchaser's or its contractor's expense, a policy of comprehensive general public liability insurance, with a broad form contractual liability endorsement covering Purchaser's indemnification obligations contained in Section 4(h) and Section 22(c), and with a combined single limit of not less than $1,000,000 per occurrence for bodily injury and property damage, automobile liability coverage including owned and hired vehicles with a combined single limit of $1,000,000 per occurrence for bodily injury and property damage, and an excess umbrella liability policy for bodily injury and property damage in the amount of $5,000,000, insuring Purchaser and Seller and Seller's Affiliates, as additional insureds, against any injuries or damages to persons or property that may result from or are related to (A) Purchaser's and/or Purchaser's Representatives' entry upon the Premises, (B) any Investigations or other activities conducted thereon, and (C) any and all other activities undertaken by Purchaser and/or Purchaser's Representatives, all of which insurance shall be on an "occurrence form" and otherwise in such forms and with an insurance company reasonably acceptable to Seller, and deliver a copy of such insurance policy or certificate evidencing such insurance to Seller prior to the first entry on the Premises;

             (vii) not allow the Investigations or any and all other activities undertaken by Purchaser or Purchaser's Representatives to result in any liens, judgments or other encumbrances being filed or recorded against the Premises, and Purchaser shall, at its sole cost and expense, promptly discharge of record any such liens or encumbrances that are so filed or recorded (including, without limitation, liens for services, labor or materials furnished); and

             (viii) indemnify Seller and Seller's Affiliates (as defined herein) and hold Seller and Seller's Affiliates harmless from and against any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, attorneys' fees and disbursements), suffered or incurred by Seller or any of Seller's Affiliates and arising out of or in connection with (A) Purchaser's and/or Purchaser's Representatives' entry upon the Premises, (B) any Investigations or other activities conducted thereon by Purchaser or Purchaser's Representatives, and/or (C) any liens or encumbrances filed or recorded against the Premises as a consequence of the Investigations or any and all other activities undertaken by Purchaser or Purchaser's Representatives.

The provisions of this Section 4 shall survive the termination of this Agreement and the Closing.

         5. Title

             (a) (i) Seller shall convey and Purchaser shall accept good, insurable and marketable title to the Premises subject to those matters set forth on Exhibit "C" annexed hereto and made a part hereof (collectively the "Permitted Encumbrances"). Purchaser shall promptly order, at its sole cost and expense, a commitment for an owner's fee title insurance policy or policies with respect to the Premises (the "Title Commitment") from a reputable title insurance company licensed to sell title insurance in the State of Florida (the "Title Company") and shall request that the Title Company to deliver a copy of the Title Commitment, together with true and complete copies of all instruments giving rise to any defects or exceptions to title to the Premises, to Seller's attorneys at the same time as the Purchaser receives the Title Commitment. If the Title Commitment indicates the existence of any liens, encumbrances or other defects or exceptions in or to title to the Premises other than the Permitted Encumbrances (collectively, the "Unacceptable Encumbrances") subject to which

             Purchaser is unwilling to accept title and Purchaser gives Seller notice of the same within twenty (20) days after receipt of the Title Commitment, Seller shall undertake to eliminate the same subject to Section 5(b). Purchaser may raise such additional Unacceptable Encumbrance which Purchaser does not notify Seller of within such twenty (20)-day period only if (i) such Unacceptable Encumbrances is first raised by the Title Company subsequent to the date of the Title Commitment or Purchaser shall otherwise first discover same or be advised of same subsequent to the date of the Title Commitment, and (ii) Purchaser shall promptly notify Seller of the same promptly after Purchaser first becomes aware of such Unacceptable Encumbrance. Subject to Section 6(b), Seller, in its sole discretion, may adjourn the Closing one or more times for up to sixty (60) days in the aggregate in order to eliminate Unacceptable Encumbrances, provided that such Unacceptable Encumbrance is reasonably susceptible to being eliminated within such sixty (60)-day period and Seller diligently proceeds to eliminate such Unacceptable Encumbrances.

             (ii) If Seller is unable (subject to Section 5(b)) to eliminate all Unacceptable Encumbrances not waived by Purchaser, or to arrange for title insurance reasonably acceptable to Purchaser, and to convey title in accordance with the terms of this Agreement on or before the Closing Date (whether or not the Closing is adjourned as provided in Section 5(a)(i)), Purchaser shall elect on the Closing Date, as its sole remedy for such inability of Seller, either (A) to terminate this Agreement by notice given to Seller pursuant to Section 18(a), in which event the provisions of Section 18(a) shall apply and, in addition, Seller shall reimburse Purchaser for all of its reasonable out-of-pocket costs and expenses incurred in connection with obtaining surveys and title reports, or (B) to accept title subject to such Unacceptable Encumbrances and receive no credit against, or reduction of, the Purchase Price. Seller's obligation to reimburse Purchaser's costs pursuant to the immediately preceding sentence shall survive the termination of this Agreement.

             (b) Notwithstanding anything to the contrary set forth in this
Section 5 or elsewhere in this Agreement, Seller shall not be obligated to bring any action or proceeding, to make any payments or otherwise to incur any expense in order to eliminate Unacceptable Encumbrances not waived by Purchaser or to arrange for title insurance insuring against enforcement of such Unacceptable Encumbrances against, or collection of the same out of, the Premises; except that Seller shall satisfy mortgages, real estate taxes, assessments, judgments against Seller or other exceptions voluntarily created by Seller (collectively, "Liens") secured by or affecting the Premises; and all other Unacceptable Encumbrances which can be eliminated by payment of amounts not to exceed $500,000.00 in the aggregate. Without limiting the generality of the preceding provisions of this Section 5(b), for the purposes of this Agreement (including, without limitation, Sections 5(a) and 18(a)), Seller's failure or refusal to bring any action or proceeding, to make any payments or to otherwise incur any expense (except for Seller's obligation to eliminate Unacceptable Encumbrances which can be satisfied by payment of liquidated amounts not to exceed $500,000.00 in the aggregate as aforesaid) in order to eliminate Unacceptable Encumbrances not waived by Purchaser or to arrange for such title insurance shall be deemed an inability of Seller to eliminate such Unacceptable Encumbrances or to arrange for such title insurance and shall not be a default by Seller hereunder (willful or otherwise).

             (c) If on the Closing Date there may be any Liens or other encumbrances which Seller must pay or discharge in order to convey to Purchaser such title as is herein provided to be conveyed, Seller may use any portion of the Purchase Price to satisfy the same, provided:

                 (i) Seller shall deliver to Purchaser or the Title Company, at the Closing, instruments in recordable form and sufficient to satisfy such Liens or other encumbrances of record together with the cost of recording or filing said instruments; or

                 (ii) Seller, having made arrangements with the Title Company, shall deposit with said company sufficient monies acceptable to said company to insure the obtaining and the recording of such satisfactions, if such Unacceptable Encumbrances can be removed by the payment of a liquidated amount of money.

             The existence of any such Liens or other encumbrances shall not be deemed objections to title if Seller shall comply with the foregoing requirements.

             (d) Purchaser agrees to provide, by a wire transfer at Closing, the outstanding amount of the Purchase Price payable pursuant to Section 2(c), in order to facilitate the satisfaction or release of any Liens or other encumbrances. Similarly, at Seller's election, unpaid liens for taxes, water and sewer charges and assessments, which are the obligation of Seller to satisfy and discharge, shall not be objections to title, but the amount thereof, plus interest and penalties thereon, if any, computed to the third (3rd) business day after the Closing Date, shall be deducted from the Purchase Price payable pursuant to Section 2(c) and shall be allowed to Purchaser, subject to the provisions for apportionment of taxes, water and sewer charges and assessments contained herein.

             (e) Any franchise or corporate tax open, levied or imposed against Seller or other owners in the chain of title that may be a Lien on the Closing Date, shall not be an objection to title if the Title Company omits same from the title policy issued pursuant to the Title Commitment or excepts same but insures Purchaser against collection thereof out of the Premises. If Lender requires an updated title policy, then Seller shall cause, at its sole cost and expense, the franchise or corporate tax open, levied or imposed against Seller or other owners in the chain of title that may be a Lien on the Closing Date to be omitted from the title policy issued to Lender.

             (f) If a search of title discloses judgments, bankruptcies or other returns against other persons or entities having names the same as or similar to that of Seller, Seller will deliver to Purchaser and the Title Company an affidavit stating that such judgments, bankruptcies or other returns are not against Seller, whereupon, provided the Title Company omits such returns as exceptions to title or provides affirmative coverage with respect thereto, such returns shall not be deemed an objection to title.

         6. Closing

             (a) The delivery of the Deed and the consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at Seller's offices or the office of the Title Company on the date that is the later of (i) thirty (30) days after the end of the Due Diligence Period; or (ii) ten (10) days after Lender's approval of the sale of the Premises to Purchaser. (the "Closing Date"). Purchaser shall be entitled to one adjournment of up to forty-five (45) days, but time shall be of the essence against Purchaser on such adjourned date. In the event that Seller exercises its right under this Agreement to qualify the transaction contemplated herein as a like-kind exchange under Section 1031 of the Internal Revenue Code, subject to Section 6(b), Seller may extend Closing for an additional period of time not to exceed sixty (60) days.

             (b) In each instance in which Seller shall be entitled to extend or adjourn the Closing Date pursuant to this Agreement, Seller's extension or adjournment shall be concurrent with, rather than in addition to, any other extension or adjournment to which Seller may be entitled so that the maximum extension or adjournment by Seller of the Closing Date shall not exceed sixty
(60) days in the aggregate. Time shall be of the essence against Seller on such adjourned date.

         7. Representations and Warranties

            (a) (i) Seller represents and warrants to Purchaser as follows:

                    (A) Acadia is a duly formed and validly existing limited
            partnership organized under the laws of the State of Delaware and Borrower is a duly formed and validly existing limited partnership organized under the laws of the State of Florida and is qualified under the laws of the State of Florida to conduct business therein. Borrower is in good standing under the laws of the State of Florida.

                    (B) Subject to obtaining the consent of the Lender, Seller has the full legal right, power and authority to execute and deliver this Agreement and all documents now or hereafter to be executed by Seller pursuant to this Agreement (collectively, the "Seller's Documents"), to consummate the transaction contemplated hereby, and to perform its obligations hereunder and under Seller's Documents. No party has any option to purchase or right of first refusal to acquire the Premises.

                    (C) This Agreement and Seller's Documents do not and will
            not contravene any provision of the partnership agreement of Seller, any judgment, order, decree, writ or injunction issued against Seller, or any provision of any laws or governmental ordinances, rules, regulations, orders or requirements (collectively, "Laws") applicable to Seller. Subject to obtaining the consent of the Lender, the consummation of the transactions contemplated hereby will not result in a breach or constitute a default or event of default by Seller under any agreement to which Seller or any of its assets are subject or bound and will not result in a violation of any Laws applicable to Seller.

                    (D) There are no leases, licenses or other occupancy
            agreements, or amendments or modifications thereto, affecting any portion of the Premises on the date hereof, except for those listed in Exhibit "D" annexed hereto and made a part hereof (collectively, the "Leases"). Seller shall deliver to Purchaser true and complete copies of all of the Leases.

                    (E) There are no pending actions, suits, proceedings or
            investigations to which Seller is a party before any court or other governmental authority with respect to the Premises except as set forth on Exhibit "E" annexed hereto and made a part hereof, and to the best of Seller's knowledge, no such actions, suits, proceedings, or investigations have been threatened.

                    (F) Except as set forth on Exhibit "F" or otherwise set
            forth in this Agreement, (i) no tenant, licensee or occupant under any of the Leases is entitled to any free rent, abatement, concessions, construction allowances, construction to be performed by the landlord, rebates or refunds, (ii) no tenant, licensee or occupant under any of the Leases has prepaid any rents or other charges for more than one (1) month or is in arrears with respect to any rents or other charges, (iii) Seller has not delivered a notice of default to any tenant, licensee or other occupant under any of the Leases during the twelve (12) month period immediately preceding the date of this Agreement, and (iv) Seller has not received a notice from any tenant stating that Seller is in default under any of the Leases. Seller agrees that all such prepayments and security deposits, if any, shall be for the benefit of Purchaser. No tenant has any option, right of first refusal or occupancy claim against any Premises or any part thereof except to occupy the Premises as a tenant.

                    (G) All brokerage commissions, leasing commissions and other compensations which have been contracted prior to or at the Closing and which are due or payable at any time to any person, firm, corporation or other entity with respect to or on account of the Premises with respect to the present tenants listed on Exhibit "D" in connection with this sale, (including but not limited to any of the Leases or any extensions or renewals thereof) shall be payable at the sole cost and expense of Seller prior to Closing, and Seller hereby covenants and agrees to indemnify and hold Purchaser harmless from and against any and all such commissions and compensation and all reasonable expenses and costs (including but not limited to Purchaser's court costs and reasonable attorneys fees) connected with the defense and/or payment of any and all such claims and suits. Seller's obligation to indemnify Purchaser pursuant to this Paragraph (G) shall survive Closing for a period of nine (9) months.

                    (H) It has no knowledge of any request by any insurance
            carrier or Board of Fire Underwriters for any alterations to the Premises.

                    (I) To the best of Seller's knowledge, there is no pending condemnation, assessment or similar proceeding affecting the Premises or any part or portion thereof, except as disclosed in the Title Commitment.

                    (J) There is not any action, suit or proceeding pending or to the best of Seller's knowledge, threatened (in any court or before or by any federal, state, county or municipal department, commission, board, bureau or agency or other governmental instrumentality) against or in any way affecting: (1) the Premises or any part or portion thereof; or (2) any of the Leases, and relating to or arising out of the ownership, maintenance, management, leasing, operation or use of the Premises, or (3) Seller's ability to perform its obligations under this Agreement.

                    (K) Seller is not a "foreign person" as such term is defined in Section 1445 of the Internal Revenue Code of 1986, as amended (the "Code"), nor will the sale transaction herein contemplated be subject to Section 897 of the Code or the withholding requirements of Section 1445 of the Code.

                    (L) There are no labor contracts, union contracts,
            collective bargaining agreements, or any other employee agreements affecting any portion of the Premises.

                    (M) Except as set forth on Exhibit "J", there are no
            management, service, supply or maintenance agreements with respect to the Premises or any part or portion thereof which cannot be cancelled (without penalty) within thirty (30) days of any notice to cancel.

                    (N) There are not any persons employed in connection with
            the management, operation or maintenance of the Premises that cannot be terminated as of the Closing Date without any liability to Purchaser.

                    (O) No zoning, building or similar law, ordinance, order or regulation is or will be violated by the continued maintenance, operation or use of any building or other improvement presently comprising the Premises, and there are not and will not be any violations of any federal, state or municipal laws, ordinances, orders, regulations or requirements affecting any part or portion of the Premises as now maintained, operated and used, and no notice of any such violation has been issued by any governmental authority having jurisdiction.

                    (P) Seller shall, between the date hereof and the Closing, continue to operate the Premises in the ordinary course, substantially in accordance with the practices and procedures previously followed, and in compliance with Section 9 of this Agreement.

                 Copies of the Leases in Seller's possession and certain other
            Premises Information (as defined in Section 22(e)) have been or will be delivered or otherwise made available to Purchaser during the Due Diligence Period. Seller shall deliver the original Leases and all amendments, if available, to Purchaser on the Closing Date. If the original Leases are unavailable, Seller shall deliver certified copies of the Leases on the Closing Date.

                 (ii) If prior to the Closing, (A) Purchaser shall become aware (whether through its own efforts, by notice from Seller or otherwise) that any of the representations or warranties made herein by Seller are untrue, inaccurate or incorrect and shall give Seller notice thereof at or prior to the Closing, or (B) Seller shall notify Purchaser that a representation or warranty made herein by Seller is untrue, inaccurate or incorrect, then, subject to Section 6(b), Seller may, in its sole discretion, elect by notice to Purchaser to adjourn the Closing one or more times for up to sixty (60) days in the aggregate in order to cure or correct such untrue, inaccurate or incorrect representation or warranty. If any such representation or warranty is either (1) immaterial or (2) material but not materially untrue, inaccurate or incorrect, and is not cured or corrected by Seller on or before the Closing Date (whether or not the Closing is adjourned as provided above), Purchaser shall nevertheless be deemed to, and shall, waive such misrepresentation or breach of warranty and shall consummate the transactions contemplated hereby without any reduction of or credit against the Purchase Price. If any such representation or warranty is both (1) material and (2) materially untrue, inaccurate or incorrect, and is not cured or corrected by Seller on or before the Closing Date (whether or not the Closing is adjourned as provided above), then Purchaser, as its sole remedy for any and all such materially untrue, inaccurate or incorrect material representations or warranties, shall elect either (x) to waive such misrepresentations or breaches of warranties and consummate the transactions contemplated hereby without any reduction of or credit against the Purchase Price, or (y) to terminate this Agreement by notice given to Seller on the Closing Date, in which event, this Agreement shall be terminated and neither party shall have any further rights, obligations or liabilities hereunder, except for the Surviving Obligations, and except that Purchaser shall be entitled to a return of the Fund.

                 (iii) The representations and warranties of Seller set forth in
         Section 7(a)(i) and elsewhere in this Agreement shall be true, accurate and correct in all material respects upon the execution of this Agreement and shall be deemed to be restated on and as of the Closing Date (except with respect to the representations contained in Paragraphs D, E, F and I of Section 7(a)(i) (the "To Be Updated Representations")). At Closing, Seller shall restate the To Be Updated Representations as set forth in Section 12(a)(i). As of the Closing, the representations and warranties (whether express or implied) of Seller set forth in, or required to be made by Seller, in Section 7(a)(i) and elsewhere in this Agreement (including, without limitation, the Updated Representations (as defined in Section 12(a)(i)(B))), and/or the Seller's Documents (including, without limitation, the Deed and the A & A Agreements as defined in Section 13) shall remain operative and shall survive the Closing and the execution and delivery of the Deed for a period of nine (9) months following the Closing, and no action or claim based thereon shall be commenced after such period.

            (b) (i) Purchaser represents and warrants to Seller as follows:

                    (A) Purchaser is a duly formed and validly existing limited partnership, organized under the laws of the State of Delaware, and is qualified under the laws of the State of Delaware to conduct business therein on the Closing Date.

                    (B) Purchaser has the full legal right, power, and authority to execute and deliver this Agreement and all documents now or hereafter to be executed by it pursuant to this Agreement (collectively, the "Purchaser's Documents"), to consummate the transactions contemplated hereby, and to perform its obligations hereunder and under Purchaser's Documents.

                    (C) This Agreement and Purchaser's Documents do not and will not contravene any provision of the limited partnership agreement of Purchaser, any judgment, order, decree, writ or injunction issued against Purchaser, or any provision of any laws applicable to Purchaser. The consummation of the transactions contemplated hereby will not result in a breach or constitute a default or event of default by Purchaser under any agreement to which Purchaser or any of its assets are subject or bound and will not result in a violation of any laws applicable to Purchaser.

                    (D) There are no pending actions, suits, proceedings or
            investigations to which Purchaser is a party before any court or other governmental authority which may have an adverse impact on the transactions contemplated hereby.

             (ii) The representations and warranties of Purchaser set forth in
         Section 7(b)(i) and elsewhere in this Agreement shall be true, accurate and correct in all material respects upon the execution of this Agreement, shall be deemed to be repeated on and as of the Closing Date (except as they relate only to an earlier date) and shall survive the Closing for nine (9) months.

         8. Operation of the Premises prior to the Closing Date

         Between the date hereof and the Closing Date, Seller shall continue to operate and maintain the Premises in accordance with past practices. In connection therewith:

             (a) (i) Except as hereinafter provided in this Section 8(a), prior to the expiration of the Due Diligence Period, Seller may modify, extend, renew, cancel or permit the expiration of any Lease or enter into any proposed Lease of all or any portion of the Premises without Purchaser's consent, but Seller will promptly, but in any event prior to the expiration of the Due Diligence Period, notify Purchaser of any such event. After the expiration of the Due Diligence Period, Seller shall not modify, extend, renew or cancel (subject to Section 8(b)) any Lease or enter into any proposed Lease of all or any portion of the Premises without Purchaser's prior consent in each instance, which consent shall not be unreasonably withheld and shall be given or denied, with the reasons for any such denial, within the applicable period specified in Section 8(a)(iv).

                 (ii) If, after the date of this Agreement, Seller enters into any Leases with a tenant not already occupying space in the Premises or any modification of an existing Lease pursuant to which the tenant shall increase the space occupied thereunder, subject to the last sentence of this Paragraph (each, a "New Lease"), Seller shall keep accurate records of all expenses (collectively, "New Lease Expenses") incurred in connection with each New Lease, including, without limitation, the following: (A) third party out-of-pocket brokerage commissions and fees relating to such leasing transaction, (B) expenses incurred for repairs, improvements, equipment, painting, decorating, partitioning and other items to satisfy the tenant's requirements with regard to such leasing transaction, (C) the third party out-of-pocket costs of removal and/or abatement of asbestos or other hazardous or toxic substances located in the demised space, (D) reimbursements to the tenant for the cost of any of the items described in the preceding clauses (B) and (C), (E) third party out-of-pocket legal fees for services in connection with the preparation of documents and other services rendered in connection with the effectuation of the leasing transaction, (F) rent concessions relating to the demised space provided the tenant has the right to take possession of such demised space during the period of such rent concessions, and (G) third party out-of-pocket expenses incurred for the purpose of satisfying or terminating the obligations of a tenant under a New Lease to the landlord under another lease (whether or not such other lease covers space in the Premises). For purposes of this Agreement, the transactions contemplated under Section 8(a)(iv) shall not be treated as "New Leases".

                 (iii) The New Lease Expenses for each New Lease allocable to and payable by Seller shall be determined by multiplying the amount of such New Lease Expenses by a fraction, the numerator of which shall be the number of days contained in that portion, if any, of the term of such New Lease commencing on the date on which the tenant thereunder shall have commenced to pay fixed rent ("Rent Commencement Date") and expiring on the date immediately preceding the Closing Date, and the denominator of which shall be the total number of days contained in the period commencing on the Rent Commencement Date and expiring on the date of the scheduled expiration of the term of such New Lease, and the remaining balance of the New Lease Expenses for each New Lease shall be allocable to and payable by Purchaser. At the Closing, upon delivery to Purchaser of documentation supporting same, Purchaser shall reimburse Seller for all reasonable New Lease Expenses theretofore paid by Seller, if any, in excess of the portion of the New Lease Expenses allocated to Seller pursuant to the provisions of the preceding sentence, provided that the New Lease was permitted pursuant to Section 8(a)(i). The provisions of this Section 8(a)(iii) shall survive the Closing for a period of nine (9) months.

                 (iv) With respect to any proposed action by Seller to be submitted to Purchaser for its consent pursuant to Section 8(a)(i), Purchaser shall consent or deny its consent, with the reasons for any such denial, within ten (10) business days of the date that Seller sends notice of the proposed action or else Purchaser's consent shall be deemed to have been granted.

                 (v) (A) Existing Business and Professional Regulation Lease. Supplementing Section 8(a)(ii) and (iii) above, Purchaser has been advised by Seller that Exhibit "D" reflects a lease to the Florida Department of Business and Professional Regulation ("BPR") for 123,387 square feet but that BPR only currently occupies approximately 93,000 square feet of this space. The remainder is occupied by the Florida Department of Health ("DOH") with BPR's permission and with rent paid by BPR. DOH has notified Seller that it will vacate these premises and upon doing so the remaining 30,000 square feet of this space for BPR will become available for Seller to renovate in accordance with the BPR lease, after which the rent shall increase pursuant to the BPR lease. Seller will perform all work necessary to renovate this space at Seller's sole cost and expense in a first class, workmanlike, prompt and diligent manner in accordance with the BPR lease and in compliance with all Laws. If not completed by Closing, Seller will continue to complete such work at Seller's sole cost and expense. Seller shall indemnify and hold Purchaser harmless from and against any and all losses, costs or expenses of Purchaser incurred as a result of Seller's performance of or failure to perform this work, including without limitation, any claim by BPR.

                    (B) New Department of Education Lease. It is anticipated
             that Seller will consent to an assignment of a portion of the existing DOH lease shown on Exhibit "D" as DOH 64 ("Assignment") to the Florida Department of Education ("DOE") for approximately 46,784 square feet of the space currently occupied by DOH and enter into a new lease with DOE substantially in the same form of the existing DOH lease for an additional 5,000 square feet "(DOE New Lease") at a gross rent of not less than $13.98 per square foot and the landlord thereunder performing renovations costing not more than $701,760 (collectively the Assignment and the DOE New Lease are hereinafter referred to as the "DOE Lease"). Upon execution and delivery of the DOE Lease, the Purchase Price shall be increased by $500,000. If, at Closing, only the Assignment has occurred, then this $500,000 shall be proportionately adjusted based on the square footage and the balance paid to Seller post-closing at such time as the New Lease is executed and delivered, but in no event shall the balance be paid to Seller if the New Lease is not executed and delivered on or before December 1, 2000. Should DOH vacate these premises prior to Closing and the Due Diligence Period shall have expired, Seller shall notify Purchaser when Seller reasonably anticipates that the renovation work for the DOE space can reasonably be commenced. If it is not reasonably anticipated that the Closing will occur within fifteen (15) days of such notice, subject to the immediately following sentence, Seller shall have the option, but not the obligation, to commence such work, but if Seller does commence such work it shall be obligated to complete such work notwithstanding an intervening Closing. Notwithstanding the immediately preceding sentence, Seller shall be required to commence such work at a date reasonably in advance of the date that the work must be completed pursuant to the DOE Lease to enable such work to be completed by such date. Any work performed by Seller pursuant to this Paragraph shall be performed in a first class, workmanlike, prompt and diligent manner in accordance with the DOE Lease and in compliance with all Laws. At Closing, Purchaser shall reimburse Seller for all reasonable, third-party costs incurred by Seller to date in performing such work and after Closing shall fund any remaining costs to complete such work.

                    (C) New Business and Professional Regulation Lease. Seller
             has recently consented to an assignment of a portion of the DOH Lease to the Florida Department of Business and Professional Regulation for approximately 24,000 square feet ("New BPR Premises") which is currently occupied by the Division of Children and Families ("DCF"). In the event DCF vacates the premises prior to Closing, Seller will commence the tenant improvement work on the New BPR Premises and, at Closing, Purchaser will reimburse Seller for all reasonable, third-party costs incurred in performing the tenant work for the New BPR Premises and thereafter fund the balance necessary for Seller to complete such work up to a maximum of $680,000. Any work performed by Seller pursuant to this Paragraph shall be performed in a first class, workmanlike, prompt and diligent manner in accordance with its obligations to BPR and in compliance with all Laws.

             (b) Notwithstanding anything to the contrary contained in this Agreement, Seller reserves the right, but is not obligated, to institute summary proceedings against any tenant or terminate any Lease as a result of a default by the tenant thereunder prior to the Closing Date, but after the expiration of the Due Diligence Period, Seller will not take any such action without first obtaining Purchaser's consent which shall not be unreasonably withheld or delayed. During the Due Diligence Period, Seller shall notify Purchaser prior to commencing any such action and shall keep Purchaser current on all information with respect to any defaults by any tenants, subject to Section 8. Seller makes no representations and assumes no responsibility with respect to the continued occupancy of the Premises or any part thereof by any tenant.

             (c) Except as hereinafter provided in this Section 8(c), Seller may cancel, modify, extend, renew or permit the expiration of Contracts or enter into any new Contract without Purchaser's prior consent, provided that Seller shall advise Purchaser thereof promptly and in any event prior to the expiration of the Due Diligence Period After the expiration of the Due Diligence Period, Seller shall not modify, extend, renew or cancel (except as a result of a default by the other party thereunder) any Contracts or Labor Contracts, or enter into any new Contract without Purchaser's prior consent in each instance where the term of the Contract extends beyond Closing, which consent shall not be unreasonably withheld or delayed, and if withheld, Purchaser shall promptly give Seller a notice stating the reasons therefor; provided, however, that Purchaser's consent shall not be unreasonably withheld to the aforestated actions if such Contract may be terminated at any time on not more than thirty
(30)-days prior notice by Seller, or its successor, without the payment of a penalty.

             (d) Seller will keep in force and effect with respect to the Premises the insurance policies currently carried by Seller and listed on Exhibit "P" annexed hereto and made a part hereof or policies providing similar coverage.

             (e) Seller will not commence any tax reduction proceeding without Purchaser's consent which consent shall not be unreasonably withheld or delayed.

             (f) Seller shall timely pay all taxes and assessments with respect to the Premises.

             (g) Seller shall perform and not otherwise be in breach of its obligations under the Leases and any New Leases.

             (h) Seller shall neither cause nor permit the occurrence of an Environmental Condition at or on the Premises. For purposes of this Agreement, "Environmental Condition" shall mean the generation, treatment, recycling, transportation or disposal of any solid wastes, pollutants or other hazardous substances (as such terms are defined under any federal, state or local environmental protection laws, regulations, orders or ordinances (collectively, "Environmental Laws") in violation of any Environmental Laws or in a manner resulting in liability under any Environmental Laws.

         9. Apportionments

             (a) The following shall be apportioned between Seller and Purchaser at the Closing as of midnight of the day preceding the Closing Date:

                 (i) prepaid rents and Additional Rents (as defined in Section 9(c)(ii) below) and other amounts payable by tenants, if, as and when received;

                 (ii) real estate taxes, water charges, sewer rents and vault charges, if any, on the basis of the fiscal years, respectively, for which same have been assessed;

                 (iii) value of fuel stored on the Premises, at Seller's cost, including any taxes, on the basis of a statement from Seller's supplier;

                 (iv) charges and payments under Contracts assigned to Purchaser at Closing or permitted renewals or replacements thereof;

                 (v) utilities, including, without limitation, steam, electricity and gas to the extent that such utilities are not paid directly by tenants, on the basis of the most recently issued bills therefor, subject to adjustment after the Closing when the next bills are available, or if current meter readings are available, on the basis of such readings. Seller shall attempt to obtain the readings as close to the Closing as reasonably practicable;

                 (vi) Seller's share, if any, of all revenues from the operation of the telephone booths located on the Premises if, as and when received;

                 (vii) any interest under the Note relating to the month in which Closing occurs;

                 (viii) any interest on the Collection Account payable to the Borrower under the Loan Agreement;

                 (ix) premium payments made on any insurance policy that insures against loss or damage as the result of an environmental condition on the Premises, if such policy is assigned to Purchaser at Closing pursuant to Purchaser's request.

             (b) If the Closing shall occur before a new real estate or personal property tax rate is fixed, the apportionment of taxes at the Closing shall be upon the basis of the old tax rate for the preceding fiscal year applied to the latest assessed valuation. Promptly after the new tax rate is fixed, the apportionment of taxes shall be recomputed and any discrepancy resulting from such recomputation and any errors or omissions in computing apportionments at Closing shall be promptly corrected and the proper party reimbursed, which obligations shall survive the Closing in accordance with Section 9(f).

                 (c) (i) If on the Closing Date any tenant is in arrears in the payment of rent or has not paid the rent payable by it for the month in which the Closing occurs (whether or not it is in arrears for such month on the Closing Date), any rents received by Purchaser or Seller from such tenant after the Closing shall be applied to amounts due and payable by such tenant during the following periods in the following order of priority: (A) first, to payment of rent for the month in which the Closing occurred, (B) second, to payment of rent for the period, if any, after the month in which the Closing occurs where such rent is due and payable; (C) third, after all rent for all current periods have been paid in full, then in payment of rent for the period prior to the month in which the Closing occurs. If rents or any portion thereof received by Seller or Purchaser after the Closing are due and payable to the other party by reason of this allocation, the appropriate sum, less a proportionate share of any reasonable attorneys fees and costs and expenses expended in connection with the collection thereof, shall be promptly paid to the other party. For purposes of this Section 9(c)(i), rent shall include any regular monthly payment due from a tenant including, but not limited to, real estate taxes, common area maintenance charges or insurance reimbursements, but specifically excluding percentage rent payments.

                 (ii) If any tenants are required to pay percentage rent, real estate taxes, common area charges, insurance charges or other charges of a similar nature ("Additional Rents") and any Additional Rents are collected by Purchaser from a tenant after the Closing Date and specifically identified by such tenant as being a payment applicable to a time period occurring prior to Closing, then Purchaser shall promptly pay to Seller out of such sums received from such tenant such identified amount that is due and payable by such tenant with respect to any period prior to the Closing Date (whether or not such Additional Rents first became due and payable on or after the Closing Date), less a proportionate share of any reasonable attorneys fees and costs and expenses of collection thereof.

                 (iii) The provisions of this Section 9(c) shall survive the Closing for nine (9) months.

             (d) After the Closing, Seller shall continue to have the right, in its own name, to demand payment of and to collect rent and Additional Rent arrearages owed to Seller by any tenant, which right shall include, without limitation, the right to continue or commence non-possessory legal actions or proceedings against any tenant with respect to any period prior to Closing, and delivery of the Lease Assignment (as hereinafter defined) shall not constitute a waiver by Seller of such right. Purchaser agrees to reasonably cooperate with Seller, at no cost to Purchaser, in connection with Seller's efforts to collect such rents, including without limitation, the delivery to Seller of any relevant books and records in Purchaser's possession (including any rent or Additional Rent statements, receipted bills and copies of tenant checks used in payment of such rent or Additional Rent), provided that such cooperation would not impair Purchaser's interests with respect to any tenants or Leases.. In no event shall Purchaser be required to commence any summary proceeding to enforce such rights of Seller. The provisions of this Section 9(d) shall survive the Closing for nine (9) months.

             (e) If there is a water meter on the Premises which is the obligation of Seller, Seller shall furnish a reading to a date not more than twenty (20) days prior to the Closing Date, and the unfixed water charges and sewer rent, if any, based thereon for the intervening time shall be apportioned on the basis of such last reading. As soon as possible after Closing, the parties will have an actual meter reading and adjust if necessary.

             (f) If any of the items subject to apportionment under the foregoing provisions of this Section 9 cannot be apportioned at the Closing because of the unavailability of the information necessary to compute such apportionment, or if any errors or omissions in computing apportionments at the Closing are discovered subsequent to the Closing, then such item shall be reapportioned and such errors and omissions corrected as soon as practicable after the Closing Date and the proper party reimbursed, which obligation shall survive the Closing for a period of nine (9) months after the Closing Date as hereinafter provided. Neither party hereto shall have the right to require a recomputation of a Closing apportionment or a correction of an error or omission in a Closing apportionment unless within the aforestated nine (9) month period one of the parties hereto (i) has obtained the previously unavailable information or has discovered the error or omission, and (ii) has given notice thereof to the other party together with a copy of its good faith recomputation of the apportionment and copies of all substantiating information used in such recomputation. Unless due to fraud, the failure of a party to obtain any previously unavailable information or discover an error or omission with respect to an item subject to apportionment hereunder and to give notice thereof as provided above within nine (9) months after the Closing Date shall be deemed a waiver of its right to cause a recomputation or a correction of an error or omission with respect to such item after the Closing Date. Notwithstanding any of the foregoing provisions of this Section 9(f) to the contrary, Purchaser and Seller agree that the nine (9) month limitation set forth in this Section 9(f) shall not apply to the parties' obligations under Section 9(b) and that such obligations shall survive the Closing forever.

             (g) If, on the Closing Date, the Premises or any part thereof shall be or shall have been affected by an assessment or assessments which are or may become payable in annual installments, of which the first installment is then a charge or lien, or has been paid, then for the purposes of this Agreement all the unpaid installments of any such assessment, including those which are to become due and payable after Closing, shall be deemed to be due and payable and to be liens upon the Property and shall be paid and discharged by Seller upon the Closing.

             (h) Purchaser shall be responsible for paying all expenses and closing costs incurred in connection with the assumption of the Mortgage by Purchaser including, without limitation and expenses and fees of the Lender and Seller in connection therewith.

         10. Section 1031 Exchange

             Purchaser hereby acknowledges that Seller may intend to qualify the transaction contemplated herein as a like-kind exchange under Section 1031 of the Internal Revenue Code of 1986, as amended (the "Code"). In the event that Seller exercises its right under this Agreement to qualify the transaction contemplated herein as a like-kind exchange under Section 1031, Purchaser agrees to cooperate in the exchange, at Seller's sole cost and expense (whether before or after Closing), and execute any additional agreements which Seller reasonably determines to be necessary for the transaction represented by this Agreement to qualify as part of a like-kind exchange under Code Section 1031 either prior to or after Closing provided that (i) Purchaser incurs no liability, cost or expense; and (ii) Purchaser shall not be required to take title to any property other than the property which is the subject of this Agreement. Furthermore,

Purchaser expressly acknowledges and agrees that Seller's rights under this Agreement are assignable by Seller to permit Seller to qualify this transaction as part of a like-kind exchange under the Code provided, however, that any such assignment shall not release Seller from its obligations hereunder. Seller hereby agrees to indemnify and hold Purchaser harmless against any cost, loss or expense incurred by Purchaser as a result of Seller seeking to qualify the transaction contemplated herein as a like-kind exchange under Code Section 1031. Seller's obligations pursuant to the immediately preceding sentence shall survive Closing.

         11. Transfer Taxes

         All documentary stamps and recording taxes ("Seller's Transfer Tax Payments") that are imposed pursuant to the laws of the State of Florida or any other governmental authority in connection with the Deed shall be paid by Seller. All documentary stamps and recording charges ("Purchaser's Transfer Tax Payments") that are imposed as a result of the assumption of the Mortgage contemplated herein shall be paid by Purchaser. A Florida Documentary Stamp Tax Return (the "Transfer Tax Return") required under the laws of the State of Florida shall be duly executed by both Seller and Purchaser. Purchaser shall not be entitled to receive a credit against or abatement of the Purchase Price payable to Seller at the Closing as a result of Purchaser's Transfer Tax Payments. Notwithstanding the foregoing, if, under applicable Laws, Seller is required to actually make Purchaser's Transfer Tax Payment to the taxing authority, then, at the Closing, Seller shall make such Purchaser's Transfer Tax Payment and the portion of the Purchase Price payable by Purchaser pursuant to
Section 2(c) shall be increased by the amount thereof.

         12. Conditions Precedent to Closing

             (a) Purchaser's obligation under this Agreement to purchase the Premises is subject to the fulfillment of each of the following conditions:

                 (i) (A) All of the representations and warranties of Seller contained in this Agreement, other than the To Be Updated Representations, shall be true, accurate and correct as if restated on and as of the Closing Date.

                     (B) Seller shall update the To Be Updated Representations as of the Closing Date to reflect the then present state of facts underlying the To Be Updated Representations (as updated, the "Updated Representations"). A difference between the To Be Updated Representations and the Updated Representations shall not in and of itself constitute a breach of a representation by Seller. Notwithstanding the immediately preceding sentence, it shall be a condition of Purchaser's obligation under this Agreement to purchase the Premises that the Updated Representations do not differ from the To Be Updated Representations, except that the facts underlying the representations contained in Paragraphs D and F of Section 7(a)(i) may be updated as of the Closing Date, respectively, to reflect (I) any New Leases or Lease amendments or modifications permitted pursuant to
         Section 9, and (II) any defaults by any tenants under the Leases (subject to the provisions of Section 7(a)(ii));

                 (ii) Seller shall be ready, willing and able to deliver title to the Premises in accordance with the terms and conditions of this Agreement; and

                 (iii) Seller shall have delivered all the documents and other items required pursuant to Section 3, and shall have performed all other covenants, undertakings and obligations, and complied with all conditions required by this Agreement to be performed or complied with by the Seller at or prior to the Closing.

                 (iv) The Title Company is willing to insure, without conditions, fee simple title subject only to the Permitted Exceptions at filed or promulgated rates without additional premiums or endorsements.

                 (v) In accordance with Section 3(f), either (A) the Mezzanine Lender or Seller shall be ready, willing and able to provide Mezzanine Financing to Purchaser, or (B) Seller shall have disapproved the terms of the Commitment.

         13. Documents to be Delivered by Seller at Closing

         At the Closing, Seller shall execute, acknowledge and/or deliver, as applicable, the following to Purchaser or the Title Company:

             (a) A deed (the "Deed") conveying title to the Premises in the form of Exhibit "G" annexed hereto and made a part hereof and an assignment of the Ground Lease in a form reasonably acceptable to Purchaser.

             (b) The Assignment and Assumption of Leases, Security Deposits, Security Deposit Account and Collection Account in the form of Exhibit "H" annexed hereto and made a part hereof assigning all of Seller's right, title and interest, if any, in and to the Leases, all guarantees thereof and the security deposits thereunder in Seller's possession, if any (the "Lease Assignment").

             (c) The Assignment and Assumption of Contracts and Licenses in the form of Exhibit "I" annexed hereto and made a part hereof (the "Contract and License Assignment") assigning without warranty or representation all of Seller's right, title and interest, if any, in and to (i) all of the assignable licenses, permits, certificates, approvals, authorizations and variances issued for or with respect to the Premises by any governmental authority (collectively, the "Licenses"), and (ii) all assignable service contracts relating to the operation of the Premises as set forth in Exhibit "J" which Purchaser elects to have assigned to it (collectively, the "Contracts).

             (d) The Assignment and Assumption of Intangible Property in the form of Exhibit "K" annexed hereto and made part hereof assigning without warranty or representation all of Seller's right, title and interest, if any, in and to all intangible property owned by Seller with respect to the operation of the Premises listed on Exhibit "K" annexed hereto and made a part hereof, including, without limitation, the trade name Northwood Center (the "Intangible Property Assignment") (the Lease Assignment, the Contract and License Assignment and the Intangible Property Assignment are herein referred to collectively as the "A & A Agreements").

             (e) To the extent in Seller's possession, executed counterparts of all Leases and New Leases and any amendments, guarantees and other documents relating thereto, or, if unavailable, certified copies thereof, together with a schedule of all tenant security deposits thereunder and the accrued interest on such security deposits payable to tenants which are in the Security Sub-Account which shall be assigned to Purchaser.

             (f) Notices to the tenants of the Premises in the form of Exhibit "L" annexed hereto and made a part hereof advising the tenants of the sale of the Premises to Purchaser and directing that rents and other payments thereafter be sent to Purchaser or as Purchaser may direct.

             (g) To the extent in Seller's possession and not already located at the Premises, keys to all entrance doors to, and equipment and utility rooms located in, the Premises.

             (h) The Transfer Tax Return, and Seller's Transfer Tax Payment.

             (i) A "FIRPTA" affidavit sworn to by Seller in the form of Exhibit "M" annexed hereto and made a part hereof. Purchaser acknowledges and agrees that upon Seller's delivery of such affidavit, Purchaser shall not withhold any portion of the Purchase Price pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

             (j) An Estoppel Certificate from each tenant listed on Exhibit "N" ("Major Tenants") and 50% of the balance of the tenants (collectively, the "Minimum Estoppel Requirements"). The Estoppel Certificates shall be in the form annexed hereto as Exhibit "O" and made a part hereof. In the event that the Minimum Estoppel Requirements shall not be satisfied at least five (5) business days prior to the Closing Date, Purchaser shall be entitled to elect to terminate this Agreement, whereby the Agreement would be null and void, and the Fund shall be returned to Purchaser together with any interest, whereupon the parties hereto shall have no further rights, duties, obligations or liabilities to one another hereunder except as specifically provided herein to the contrary. In the event that the Minimum Estoppel Requirements shall not have been satisfied at least five (5) business days prior to the Closing Date and Purchaser shall not have terminated this Agreement, Seller shall execute and deliver to Purchaser an estoppel certificate setting forth to the best of Seller's knowledge all of the matters required to be set forth in the Estoppel Certificate with respect to each tenant necessary to satisfy the Minimum Estoppel Requirements.

             (k) All other documents Seller is required to deliver pursuant to the provisions of this Agreement including all documents required by the Lender in order for Purchaser to assume the loan in accordance with the terms of this Agreement.

             (l) All evidence of authority as may be requested by Title Company as well as all affidavits and documents reasonably required by Title Company to issue the Title Commitment and any subsequently issued title policy.

             (m) The Lender Estoppel.

         14. Documents to be Delivered by Purchaser at Closing

             At the Closing, Purchaser shall execute, acknowledge and/or deliver, as applicable, the following to Seller:

             (a) The portion of the Purchase Price payable by wire transfer at the Closing pursuant to Section 2(c) subject to apportionments, credits and adjustments as provided in this Agreement.

             (b) The A & A Agreements.

             (c) Purchaser's Transfer Tax Payments together with the Transfer Tax Return, if any.

             (d) All other documents Purchaser is required to deliver pursuant to the provisions of this Agreement.

         15. As Is

             (a) Purchaser expressly acknowledges that the Premises is being sold and accepted "AS-IS, WHERE-IS, WITH ALL FAULTS" except as may otherwise be specifically provided herein.

             (b) This Agreement, as written, contains all the terms of the agreement entered into between the parties as of the date hereof, and Purchaser acknowledges that neither Seller nor any of Seller's Affiliates, nor any of their agents or representatives, nor Broker has made any representations or held out any inducements to Purchaser, and Seller hereby specifically disclaims any representation, oral or written, past, present or future, other than those specifically set forth in this Agreement. Without limiting the generality of the foregoing, Purchaser has not relied on any representations or warranties, and neither Seller nor any of Seller's Affiliates, nor any of their agents or representatives has or is willing to make any representations or warranties, express or implied, other than as may be expressly set forth herein, as to (i) the status of title to the Premises, (ii) the Leases, (iii) the Contracts, (iv) the Licenses, (v) the current or future real estate tax liability, assessment or valuation of the Premises; (vi) the potential qualification of the Premises for any and all benefits conferred by any laws whether for subsidies, special real estate tax treatment, insurance, mortgages or any other benefits, whether similar or dissimilar to those enumerated; (vii) the compliance of the Premises in its current or any future state with applicable laws or any violations thereof, including, without limitation, those relating to access for the handicapped, environmental or zoning matters, and the ability to obtain a change in the zoning or a variance in respect to the Premises' non-compliance, if any, with zoning laws; (viii) the nature and extent of any right-of-way, lease, possession, lien, encumbrance, license, reservation, condition or otherwise;
(ix) the availability of any financing for the purchase, alteration, rehabilitation or operation of the Premises from any source, including, without limitation, any government authority or any lender; (x) the current or future use of the Premises, including, without limitation, the Premises use for commercial, manufacturing or general office purposes; (xi) the present and future condition and operating state of any Personal Property and the present or future structural and physical condition of the Buildings, their suitability for rehabilitation or renovation, or the need for expenditures for capital improvements, repairs or replacements thereto; (xii) the viability or financial condition of any tenant; (xiii) the status of the leasing market in which the Premises is located; or (xv) the actual or projected income or operating expenses of the Premises.

             (c) In the event this Agreement is not terminated pursuant to
Section 4(a)(iii), then, it shall be deemed an acknowledgment by Purchaser that Purchaser has inspected the Premises, is thoroughly acquainted with and accepts its condition, and has reviewed, to the extent necessary in its discretion, all the Premises Information. Seller shall not be liable or bound in any manner by any oral or written "setups" furnished by any real estate broker, including, without limitation, the Broker.

             (d) Nothing contained in this Section 15 or elsewhere in this Agreement shall preclude Purchaser from making a claim against Seller for Seller's fraud.

             (e) The provisions of this Section 15 shall survive the termination of this Agreement and the Closing.

         16. Broker

         Purchaser and Seller represent and warrant to each other that Eastdil Realty (the "Broker") is the sole broker with whom it has dealt in connection with the Property and the transactions described herein. Seller shall be liable for, and shall indemnify Purchaser against, all brokerage commissions or other compensation due to the Broker arising out of the transaction contemplated in this Agreement, which compensation shall be paid subject and pursuant to a separate agreement between Seller and the Broker. Each party hereto agrees to indemnify, defend and hold the other harmless from and against any and all claims, causes of action, losses, costs, expenses, damages or liabilities, including reasonable attorneys fees and disbursements, which the other may sustain, incur or be exposed to, by reason of any claim or claims by any broker, finder or other person, except (in the case of Purchaser as indemnitor hereunder) the Broker, for fees, commissions or other compensation arising out of the transactions contemplated in this Agreement if such claim or claims are based in whole or in part on dealings or agreements with the indemnifying party. The obligations and representations and warranties contained in this Section 16 shall survive the termination of this Agreement and the Closing.

         17. Casualty & Condemnation

             (a) Damage or Destruction: If a "material" part (as hereinafter defined) of the Premises is damaged or destroyed by fire or other casualty, Seller shall notify Purchaser of such fact and, except as hereinafter provided, Purchaser shall have the option to terminate this Agreement upon notice to Seller given not later than ten (10) business days after receipt of Seller's notice. If this Agreement is so terminated, the provisions of Section 17(c) shall apply. If (i) Purchaser does not elect to terminate this Agreement, or
(ii) there is damage to or destruction of an "immaterial" part ("immaterial" is herein deemed to be any damage or destruction which is not "material", as such term is hereinafter defined) of the Premises and as a result thereof no Major Tenant is entitled to cancel or terminate its Lease, Purchaser shall close title as provided in this Agreement and, at the Closing, Seller shall, unless Seller has repaired such damage or destruction prior to the Closing, (x) pay over to Purchaser the proceeds of any insurance collected by Seller less the amount of all reasonable out-of-pocket third party costs incurred by Seller in connection with the repair of such damage or destruction, and (y) either, (A) if the insurance policies are in full force and effect and the insurer has no defenses thereunder, assign and transfer to Purchaser all right, title and interest of Seller in and to any uncollected insurance proceeds which Seller may be entitled to receive from such damage or destruction and Purchaser shall receive a credit against the Purchase Price in the amount of any deductible or self-insured amounts, or (B) if the insurance policies are not in full force and effect or the insurer has defenses thereunder, Purchaser shall have the option to terminate this Agreement upon notice to Seller given not later than the Closing Date, in which event the provisions of Section 17(c) shall apply . A "material" part of the Premises shall be deemed to have been damaged or destroyed if the cost of repair or replacement shall be $500,000.00 or more as reasonably as estimated by Seller.

             (b) Condemnation: If, prior to the Closing Date, all or any portion of the Premises is taken by eminent domain or condemnation (or is the subject of a pending taking which has not been consummated), Seller shall notify Purchaser of such fact and the Purchaser shall have the option to terminate this Agreement upon notice to the Seller given not later than ten (10) business days after receipt of the Seller's notice. If this Agreement is so terminated, the provisions of Section 17(c) shall apply. If Purchaser does not elect to terminate this Agreement, at the Closing Seller shall assign and turnover, and Purchaser shall be entitled to receive and keep, all awards or other proceeds for such taking by eminent domain or condemnation.

             (c) If Purchaser elects to terminate this Agreement pursuant to
Section 17(a) or 17(b), this Agreement shall be terminated and neither party shall have any further rights, obligations or liabilities hereunder, except for the Surviving Obligations, and except that Purchaser shall be entitled to a return of the Fund subject to Section 22(d) and provided Purchaser is not otherwise in default hereunder.

         18. Remedies

             (a) If the Closing fails to occur by reason of Seller's inability (as opposed to Purchaser's or Seller's default or Seller's refusal to perform) (subject to Section 5(b)) to perform its obligations under this Agreement, then Purchaser, as its sole remedy for such inability of Seller, may terminate this Agreement by notice to Seller. If Purchaser elects to terminate this Agreement, then this Agreement shall be terminated and neither party shall have any further rights, obligations or liabilities hereunder, except for the Surviving Obligations, and except that Purchaser shall be entitled to a return of the Fund subject to Section 22(d) and provided Purchaser is not otherwise in default hereunder. Except as set forth in this Section 18(a), Purchaser hereby expressly waives, relinquishes and releases any other right or remedy available to it at law, in equity or otherwise by reason of Seller's inability to perform its obligations hereunder.

             (b) In the event of a default hereunder by Purchaser or, if the Closing fails to occur by reason of Purchaser's failure or refusal to perform its obligations hereunder, then Seller may terminate this Agreement by notice to Purchaser. If Seller elects to terminate this Agreement, then this Agreement shall be terminated and Seller may retain the Fund as liquidated damages as its sole and exclusive remedy for all loss, damage and expenses suffered by Seller, it being agreed that Seller's damages are impossible to ascertain, and neither party shall have any further rights, obligations or liabilities hereunder, except for the Surviving Obligations. Nothing contained herein shall limit or restrict Seller's ability to pursue any rights or remedies it may have against Purchaser with respect to the Surviving Obligations. Except as set forth in this
Section 18(b) and Section 22(f), Seller hereby expressly waives, relinquishes and releases any other right or remedy available to it at law, in equity or otherwise by reason of Purchaser's default hereunder or Purchaser's failure or refusal to perform its obligations hereunder.

             (c) If the Closing fails to occur by reason of Seller's failure or refusal to perform its obligations hereunder or its default, then Purchaser, may either (i) terminate this Agreement by notice to Seller and obtain a return of the Deposit or (ii) seek specific performance from Seller or any other remedy at law or in equity. As a condition precedent to Purchaser exercising any right it may have to bring an action for specific performance as the result of Seller's failure or refusal to perform its obligations hereunder, Purchaser must commence such an action within ninety (90) days after the occurrence of such default. Purchaser agrees that its failure to timely commence such an action for specific performance within such ninety (90)-day period shall be deemed a waiver by it of its right to commence such an action.

             (d) After Closing, Purchaser shall retain all rights and remedies at law or in equity that it may have against Seller except as expressly limited pursuant to this Agreement.

         19. Assignment

         This Agreement may not be assigned by Purchaser without the express written consent of Lender. Any assignment or attempted assignment by Purchaser without the express written consent of Lender shall constitute a default by Purchaser hereunder and shall be null and void.

         20. Access to Records

         For a period of three (3) years subsequent to the Closing Date, Seller, Seller's Affiliates and their employees, agents and representatives shall be entitled to access during business hours to all documents, books and records given to Purchaser by Seller at the Closing for tax and audit purposes, regulatory compliance, and cooperation with governmental investigations upon reasonable prior notice to Purchaser, and shall have the right, at its sole cost and expense, to make copies of such documents, books and records.

         21. Notices

             (a) All notices, elections, consents, approvals, demands, objections, requests or other communications which Seller, Purchaser or Escrow Agent may be required or desire to give pursuant to, under or by virtue of this Agreement must be in writing and sent by (i) hand-delivery, (ii) first class U.S. certified or registered mail, return receipt requested, with postage prepaid, or (iii) express mail or courier (for next business day delivery), addressed as follows:

                  If to Seller:

                  Acadia Realty Limited Partnership
                  20 Soundview Marketplace
                  Port Washington, NY 11050

                  Attention: Robert Masters, Esq.


                  with copies to:

                  Blackwell Sanders Peper Martin
                  13710 FNB Parkway, Suite 200
                  Omaha, NE  68154

                  Attention:  Marvin J. Levine, Esq.

                  If to Purchaser:

                  UrbanAmerica, L.P.
                  30 Broad Street
                  New York, NY  10004

                  Attention:  Mr. Hal Reiff

                  with a copy to:

                  Weil Gotshal & Manges
                  767 Fifth Avenue
                  New York, NY  10153

                  Attention: Samuel M. Zylberberg, Esq.
                  If to Escrow Agent:

                  Blackwell Sanders Peper Martin
                  13710 FNB Parkway, Suite 200
                  Omaha, NE  68154

                  Attention: John Katelman, Esq.


             (b) Seller, Purchaser or Escrow Agent may designate another addressee or change its address for notices and other communications hereunder by a notice given to the other parties in the manner provided in this Section
21. A notice or other communication sent in compliance with the provisions of this Section 21 shall be deemed given and received on (i) the third (3rd) day following the date it is deposited in the U.S. mail, or (ii) the date it is delivered to the other party if sent by express mail, courier or hand.

         22. Premises Information and Confidentiality

             (a) Purchaser agrees that, prior to the Closing, all Premises Information shall be kept strictly confidential and shall not, without the prior consent of Seller, be disclosed by Purchaser or Purchaser's Representatives, in any manner whatsoever, in whole or in part, and will not be used by Purchaser or Purchaser's Representatives, directly or indirectly, for any purpose other than evaluating the Premises. Moreover, Purchaser agrees that, prior to the Closing, the Premises Information will be transmitted only to Purchaser's Representatives who need to know the Premises Information for the purpose of evaluating the Premises, and who are informed by the Purchaser of the confidential nature of the Premises Information. The provisions of this Section 22(a) shall in no event apply to Premises Information which is a matter of public record and shall not prevent Purchaser from complying with laws, including, without limitation, governmental regulatory, disclosure, tax and reporting requirements.

             (b) Purchaser and Seller, for the benefit of each other, hereby agree that between the date hereof and the Closing Date, they will not release or cause or permit to be released any press notices, publicity (oral or written) or advertising promotion relating to, or otherwise announce or disclose or cause or permit to be announced or disclosed, in any manner whatsoever, the terms, conditions or substance of this Agreement or the transactions contemplated herein, without first obtaining the written consent of the other party hereto. It is understood that the foregoing shall not preclude either party from discussing the substance or any relevant details of the transactions contemplated in this Agreement, subject to the terms of Section 22(a), with any of its attorneys, accountants, professional consultants or potential lenders, as the case may be, or prevent either party hereto from complying with Laws, including, without limitation, governmental regulatory, disclosure, tax and reporting requirements.

             (c) Purchaser and Seller shall indemnify and hold each other harmless from and against any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, attorneys' fees and disbursements) suffered or incurred by either party and arising out of or in connection with a breach by the other of the provisions of this Section 22.

             (d) In the event this Agreement is terminated, Purchaser and Purchaser's Representatives shall promptly deliver to Seller all originals and copies of the Premises Information referred to in Section 22(e) in the possession of Purchaser and Purchaser's Representatives.

             (e) As used in this Agreement, the term "Premises Information" shall mean all information and documents in any way relating to the Premises provided by Seller, the operation thereof or the sale thereof (including, without limitation, Leases, Contracts, Labor Contracts and Licenses) furnished to, or otherwise made available for review by, Purchaser or its directors, officers, employees, affiliates, partners, brokers, agents or other representatives, including, without limitation, attorneys, accountants, contractors, consultants, engineers and financial advisors (collectively, "Purchaser's Representatives"), by Seller or any of Seller's Affiliates, or their agents or representatives, including, without limitation, their contractors, engineers, attorneys, accountants, consultants, brokers or advisors.

             (f) In addition to any other remedies available to Seller, Seller shall have the right to seek equitable relief, including, without limitation, injunctive relief or specific performance, against Purchaser or Purchaser's Representatives in order to enforce the provisions of this Section 22 and 4(e)(i).

             (g) The provisions of this Section 22 shall survive the termination of this Agreement and the Closing for nine (9) months.

         23. Miscellaneous

             (a) This Agreement shall not be altered, amended, changed, waived, terminated or otherwise modified in any respect or particular, and no consent or approval required pursuant to this Agreement shall be effective, unless the same shall be in writing and signed by or on behalf of the party to be charged.

             (b) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and to their respective heirs, executors, administrators, successors and permitted assigns.

             (c) All prior statements, understandings, representations and agreements between the parties, oral or written, are superseded by and merged in this Agreement, which alone fully and completely expresses the agreement between them in connection with this transaction and which is entered into after full investigation, neither party relying upon any statement, understanding, representation or agreement made by the other not embodied in this Agreement. This Agreement shall be given a fair and reasonable construction in accordance with the intentions of the parties hereto, and without regard to or aid of canons requiring construction against Seller or the party drafting this Agreement.

             (d) Purchaser agrees that it does not have and will not have any claims or causes of action against any disclosed or undisclosed officer, director, employee, trustee, shareholder, partner, principal, parent, subsidiary or other affiliate of Seller, or any officer, director, employee, trustee, shareholder, partner or principal of any such parent, subsidiary or other affiliate (collectively, "Seller's Affiliates"), arising out of or in connection with this Agreement or the transactions contemplated hereby. Purchaser agrees to look solely to Seller and its assets for the satisfaction of any liability or obligation arising under this Agreement or the transactions contemplated hereby, or for the performance of any of the covenants, warranties or other agreements contained herein, and further agrees not to sue or otherwise seek to enforce any personal obligation against any of Seller's Affiliates with respect to any matters arising out of or in connection with this Agreement or the transactions contemplated hereby. Without limiting the generality of the foregoing provisions of this Section 23(d), Purchaser hereby unconditionally and irrevocably waives any and all claims and causes of action of any nature whatsoever it may now or hereafter have against Seller's Affiliates, and hereby unconditionally and irrevocably releases and discharges Seller's Affiliates from any and all liability whatsoever which may now or hereafter accrue in favor of Purchaser against Seller's Affiliates, in connection with or arising out of this Agreement or the transactions contemplated hereby. Seller agrees that it does not have and will not have any claims or causes of action against any disclosed or undisclosed officer, director, employee, trustee, shareholder, partner, principal, parent, subsidiary or other affiliate of Purchaser, or any officer, director, employee, trustee, shareholder, partner or principal of any such parent, subsidiary or other affiliate (collectively, "Purchaser's Affiliates"), arising out of or in connection with this Agreement or the transactions contemplated hereby. Seller agrees to look solely to Purchaser and its assets for the satisfaction of any liability or obligation arising under this Agreement or the transactions contemplated hereby, or for the performance of any of the covenants, warranties or other agreements contained herein, and further agrees not to sue or otherwise seek to enforce any personal obligation against any of Purchaser's Affiliates with respect to any matters arising out of or in connection with this Agreement or the transactions contemplated hereby. Without limiting the generality of the foregoing provisions of this Section 23(d), Seller hereby unconditionally and irrevocably waives any and all claims and causes of action of any nature whatsoever it may now or hereafter have against Purchaser's Affiliates, and hereby unconditionally and irrevocably releases and discharges Purchaser's Affiliates from any and all liability whatsoever which may now or hereafter accrue in favor of Seller against Purchaser's Affiliates, in connection with or arising out of this Agreement or the transactions contemplated hereby. The provisions of this Section 23(d) shall survive the termination of this Agreement and the Closing.

             (e) No failure or delay of either party in the exercise of any right or remedy given to such party hereunder or the waiver by any party of any condition hereunder for its benefit (unless the time specified herein for exercise of such right or remedy has expired) shall constitute a waiver of any other or further right or remedy nor shall any single or partial exercise of any right or remedy preclude other or further exercise thereof or any other right or remedy. No waiver by either party of any breach hereunder or failure or refusal by the other party to comply with its obligations shall be deemed a waiver of any other or subsequent breach, failure or refusal to so comply.

             (f) Neither this Agreement nor any memorandum thereof shall be recorded and any attempted recordation hereof shall be void and shall constitute a default.

             (g) This Agreement may be executed in one or more counterparts, each of which so executed and delivered shall be deemed an original, but all of which taken together shall constitute but one and the same instrument.

             (h) Each of the Exhibits and Schedules referred to herein and is incorporated herein by this reference.

             (i) The caption headings in this Agreement are for convenience only and are not intended to be a part of this Agreement and shall not be construed to modify, explain or alter any of the terms, covenants or conditions herein contained.

             (j) This Agreement shall be interpreted and enforced in accordance with the laws of the State of New York.

             (k) If any provision of this Agreement shall be unenforceable or invalid, the same shall not affect the remaining provisions of this Agreement and to this end the provisions of this Agreement are intended to be and shall be severable. Notwithstanding the foregoing sentence, if (i) any provision of this Agreement is finally determined by a court of competent jurisdiction to be unenforceable or invalid in whole or in part, (ii) the opportunity for all appeals of such determination have expired, and (iii) such unenforceability or invalidity alters the substance of this Agreement (taken as a whole) so as to deny either party, in a material way, the realization of the intended benefit of its bargain, such party may terminate this Agreement within thirty (30) days after the final determination by notice to the other. If such party so elects to terminate this Agreement, then this Agreement shall be terminated and neither party shall have any further rights, obligations or liabilities hereunder, except for the Surviving Obligations, and except that Purchaser shall be entitled to a return of the Fund subject to Section 22(d) and provided Purchaser is not otherwise in default hereunder.

         (l) SELLER AND PURCHASER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER ARISING IN TORT OR CONTRACT) BROUGHT BY EITHER AGAINST THE OTHER ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT.

         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.


                            Acadia Realty Limited Partnership, Seller

                            By:  Acadia Realty Trust, General Partner



                            By:  _____________________________________
                                 Kenneth F. Bernstein, President


                            Mark Northwood Associates

                            By:  Mark Northwood Realty, Inc., General Partner



                            By:  _____________________________________
                                 Kenneth F. Bernstein, President



                            UrbanAmerica, L. P., Purchaser



                            By:  _____________________________________
                            Name: ____________________________________
                            Title:   _________________________________

                                   EXHIBIT "A"

                                Legal Description

Parcel No. 1:

Commence at the Southeast corner of the Southwest Quarter of Section 24, Township 1 North, Range 1 West, Leon County, Florida, and run North 02 degrees 40 minutes West 40.04 feet to a point on the North right-of-way boundary of Tharpe Street as shown on the plat of Parkview Estates Unit No. 1 as recorded in Plat Book 3, page 10 of the Public Records of Leon County, Florida, thence South 89 degrees 54 minutes West 647.08 feet to an iron pin, thence North 00 degrees 06 minutes West 0.62 feet to an iron pin, thence North 89 degrees 54 minutes East 2.0 feet to an iron pin, thence North 00 degrees 00 minutes 22 seconds East
29.38 feet to an iron pin for the Point of Beginning. From said Point of Beginning continue North 00 degrees 00 minutes 22 seconds East 444.38 feet to a point in a concrete power pole, thence South 89 degrees 58 minutes 26 seconds West 352.75 feet to a concrete monument, thence North 02 degrees 35 minutes 36 seconds West 408.39 feet to a concrete monument, thence North 10 degrees 55 minutes 48 seconds East 413.33 feet to a concrete monument, thence North 70 degrees 39 minutes 36 seconds East 639.44 feet to a nail and cap, thence North 46 degrees 49 minutes 36 seconds East 162.60 feet to a concrete monument lying on a curve concave to the Southwesterly on the Southwesterly right of way boundary of North Monroe Street (State Road No. 63), thence from a tangent bearing of South 45 degrees 12 minutes 49 seconds East run Southeasterly along said right of way curve with a radius of 5708.21 feet, through a central angle of 03 degrees 32 minutes 27 seconds, for an arc distance of 352.77 feet to a concrete monument marking the Southeast corner of property described in Official Records Book 363, pages 276 and 277 of the Public Records of Leon County, Florida, thence North 89 degrees 31 minutes 25 seconds West along the South boundary of said property 107.15 feet to a concrete monument on the Northwesterly boundary of Lot 6, Block "F" of said Parkview Estates Unit No. 1, thence South 49 degrees 08 minutes 11 seconds West along the Northwesterly boundary of said Lot 6 and a projection thereof a distance of 171.52 feet to a concrete monument, thence South 40 degrees 51 minutes 49 seconds East 559.57 feet to an iron pin, thence South 56 degrees 50 minutes 42 seconds West 10.08 feet to a concrete monument, thence South 41 degrees 08 minutes 37 seconds East
51.05 feet to a concrete monument on the Northwesterly right of way boundary of Martin Luther King, Jr. Boulevard (formerly Boulevard Street) (80 foot right of way), thence South 56 degrees 50 minutes 42 seconds West along said right of way boundary 79.88 feet to a concrete monument lying on a curve concave to the Southeasterly, thence from a tangent bearing of South 56 degrees 36 minutes 58 seconds West run Southwesterly along said right of way curve with a radius of
340.00 feet, through a central angle of 56 degrees 16 minutes 32 seconds, for an arc distance of 333.94 feet to a concrete monument, thence South 00 degrees 02 minutes 00 seconds East (bearing base) along said right of way boundary 420.55 feet to a concrete monument on the North right of way boundary of said Tharpe Street as described in Official Records Book 333, pages 238-240 of the Public Records of Leon County, Florida, thence South 89 degrees 54 minutes 00 seconds West along said North right of way boundary 606.52 feet to the Point of Beginning.

Exhibit "A" Legal Description - Page Two

Less and Except right of way described in Official Records Book 264, page 477 of the Public Records of Leon County, Florida.

Also Less and Excepting that part thereof described in Official Records Book 1644, page 1613 of the Public Records of Leon County, Florida.

Also Less and Excepting that part thereof described in Official Records Book 1344, page 737 of the Public Records of Leon County, Florida.

Parcel No. 2:

Commence at the Southeast corner of the Southwest Quarter of the Southwest Quarter of the Southeast Quarter of Section 24, Township 1 North, Range 1 West, Leon County, Florida, and run North 00 41 minutes West 40.0 feet, thence South 89 degrees 54 minutes West 621.48 feet to a point on the South boundary of Parkview Estates Unit No. 1 as recorded in Plat Book 3, page 10 of the Public Records of Leon County, Florida, thence North 00 degrees 06 minutes West 3.29 feet to the intersection of the North right of way boundary of Tharpe Street with the East right of way boundary of the old right of way of Boulevard Street, said intersection being 36.7 feet West of the West boundary of Lot 17, Block "C" of said Parkview Estates Unit No. 1, thence North 00 degrees 02 minutes 00 seconds West (bearing base) along the Easterly right of way boundary of Boulevard Street 24.00 feet to the existing North right of way boundary of Tharpe Street as described in Official Records Book 351, pages 16 and 17 of the Public Records of Leon County, Florida, thence continue North 00 degrees 02 minutes 00 seconds West along the East right of way boundary of Martin Luther King, Jr., Boulevard (formerly Boulevard Street) (80 foot right of way) a distance of 175.00 feet to a concrete monument marking the Northwest corner of property deeded to Standard Oil Company and recorded in Official Records Book 356, pages 287 and 288 of the Public Records of Leon County, Florida, for the Point of Beginning.
From said Point of Beginning continue thence North 00 degrees 02 minutes 00 seconds West along said East right of way boundary 50.93 feet to a concrete monument, thence South 89 degrees 58 minutes 14 seconds East 350.16 feet to a concrete monument (formerly a 1/2" rebar), thence North 00 degrees 03 minutes 27 seconds East 200.00 feet to a concrete monument, thence North 89 degrees 58 minutes 14 seconds West 350.48 feet to a concrete monument on the Easterly right of way boundary of said Martin Luther King, Jr., Boulevard (formerly Boulevard Street) (80 foot right of way), said point lying on a curve concave to the Easterly, thence from a tangent bearing of North 00 degrees 18 minutes 57 seconds East run Northerly along said right of way curve with a radius of 260.00 feet, through a central angle of 11 degrees 11 minutes 46 seconds, for an arc distance of 50.81 feet to a nail and cap set in an iron pipe marking the Southwest corner of property described in Official Records Book 506, page 748 and 750 of the Public Records of Leon County, Florida, thence South 89 degrees 53 minutes 38 seconds East along the South boundary of said property 345.31 feet to a concrete monument marking the Southeast corner of said property, thence North 00 degrees 02 minutes 00 seconds West along

Exhibit "A" Legal Description - Page Three

the East boundary of said property 87.08 feet to a concrete monument on the Southwesterly boundary of a 30 foot driveway adjacent to Block "E" of said Parkview Estates Unit No. 1, thence South 39 degrees 21 minutes 30 seconds East along the Southwesterly boundary of said drive 161.37 feet to a concrete monument, thence North 56 degrees 22 minutes 21 seconds East along the Southeasterly boundary of a 15 foot drive adjacent to said Block "E" a distance of 157.63 feet to an iron pin lying on a curve concave to the Southwesterly on the Southwesterly right of way boundary of North Monroe Street (State Road No.
63), thence from a tangent bearing of South 31 degrees 35 minutes 18 seconds East run Southeasterly along said right of way curve with a radius of 5708.21 feet, through a central angle of 00 degrees 03 minutes 01 seconds, for an arc distance of 5.00 feet to an iron pin on the Southeasterly boundary of said Parkview Estates Unit No. 1, thence South 56 degrees 22 minutes 21 seconds West along said Southeasterly boundary 166.93 feet to a concrete monument, thence South 00 degrees 08 minutes 21 seconds West along the Easterly boundary of said Parkview Estates Unit No. 1 a distance of 432.24 feet to a concrete monument on the Northerly right of way boundary of Tharpe Street as described in Official Records Book 351, pages 16 and 17, thence North 89 degrees 07 minutes 11 seconds West along said Northerly right of way boundary 271.42 feet to a concrete monument marking the Southeast corner of said property deeded to Standard Oil Company, thence North 00 degrees 02 minutes 00 seconds West along the East boundary of said property 175.00 feet to a concrete monument, thence South 89 degrees 48 minutes 40 seconds West along the North boundary of said property
175.00 feet to the Point of Beginning.

LESS AND EXCEPT that portion of the above described property set forth in that Special Warranty Deed recorded in Official Records Book 1784, Page 2368.

Parcel No. 3:

Begin at the Westerly corner of Lot 6, Block "F" of Parkview Estates Unit No. 1 as per plat recorded in Plat Book 3, page 10 of the Public Records of Leon County, Florida, thence South 50 degrees 50 minutes 46 seconds West 50.00 feet to the most Westerly corner of that parcel of property described in Official Records Book 359, pages 288-289 of the Public Records of Leon County, Florida, thence South 39 degrees 10 minutes 54 seconds East along the Southwesterly boundary of said parcel 252.62 feet to the Westerly right of way boundary of the proposed Martin Luther King Boulevard Extension (100 foot right of way), said point also being a point on a curve concave to the Southeasterly with a radius of 425.00 feet, thence Northeasterly along said curve an arc distance of 240.63 feet, through a central angle of 32 degrees 26 minutes 25 seconds (the chord of said arc bears North 24 degrees 26 minutes 27 seconds East with a length of
237.43 feet) to a point of reverse curve concave to the West having a radius of
30.00 feet, thence Northerly along said curve an arc distance of 41.99 feet, through a central angle of 80 degrees 11 minutes 13 seconds (the chord of said arc bears North 00 degrees 34 minutes 03 seconds East with a length of 38.64 feet) to a point on a curve concave to the Southwesterly with a radius of 5693.21 feet, said point also being on the proposed South boundary of State Road No. 63 (U.S. 27, North Monroe Street), thence Northwesterly along said curve an arc distance of 59.94 feet, through a central angle of 00 degrees 36 minutes 12 seconds (the chord of said curve bears North 39 degrees 49 minutes 40 seconds West with a length of 59.94 feet) to a point on the

Exhibit "A" Legal Description - Page Four

Southerly boundary of that parcel of property recorded in Official Records Book 363, page 276 of said Public Records, thence North 87 degrees 51 minutes 08 seconds West along said Southerly boundary 86.94 feet to the Northwesterly boundary of said Lot 6, thence South 50 degrees 50 minutes 46 seconds West along said Northerly boundary 121.52 feet to the Point of Beginning.

The above parcel is also described as:

Begin at a concrete monument #1254 marking the most Westerly corner of that parcel of land described in Official Records Book 1210, page 1457 of the Public Records of Leon County, Florida, and run thence North 49 degrees 08 minutes 11 seconds East along the Northerly boundary of Lot 6 and the projection thereof Block "F" of Parkview Estates Unit No. 1, a subdivision as per map or plat thereof recorded in Plat Book 3, page 10 of the Public Records of Leon County, Florida, a distance of 171.52 feet to a concrete monument, thence South 89 degrees 31 minutes 25 seconds East 86.90 feet to a City of Tallahassee iron pin on the proposed Southwesterly right of way boundary of State Road No. 63 (North Monroe Street - U.S. Highway No. 27), said iron pin lying on a curve concave to the Southwesterly, thence Southeasterly along said proposed right of way boundary and said curve with a radius of 5693.21 feet, through a central angle of 00 degrees 36 minutes 13 seconds, for an arc distance of 59.97 feet (the chord of said arc being South 41 degrees 47 minutes 57 seconds East 59.97 feet) to a City of Tallahassee iron pin marking a point of compound curve on the Northwesterly right of way boundary of the proposed relocation of Martin Luther King Boulevard, thence Southerly and Southwesterly along said right of way boundary and said curve with a radius of 30.00 feet, through a central angle of 80 degrees 11 minutes 17 seconds, for an arc distance of 41.99 feet (the chord of said arc being South 01 degree 06 minutes 45 seconds East 38.64 feet) to a City of Tallahassee iron pin marking a point of reverse curve, thence Southwesterly along said right of way boundary and said curve with a radius of
425.00 feet, through a central angle of 32 degrees 26 minutes 33 seconds, for an arc distance of 240.65 feet to a City of Tallahassee iron pin, thence North 40 degrees 51 minutes 49 seconds West along the Southwesterly boundary of property described in Official Records Book 1210, page 1457 of said Public Records of Leon County, Florida, a distance of 252.50 feet to the Point of Beginning.

Less and Excepting the following parcel:

Commence at the Westerly corner of Lot 6, Block "F" of Parkview Estates Unit No. 1 as per plat recorded in Plat Book 3, page 10 of the Public Records of Leon County, Florida, thence South 50 degrees 50 minutes 46 seconds West 50.00 feet to the most Northwesterly corner, also the most Westerly corner of that parcel of property described in Official Records Book 359, pages 288-289 of said Public Records, thence leaving said Northwesterly corner South 39 degrees 10 minutes 54 seconds East along the Southwesterly boundary of said parcel 252.62 feet to the Point of Beginning; said point also being on the Westerly right of way boundary of the proposed Martin Luther King Boulevard Extension (100 foot right of way). From said Point of Beginning continue South 39 degrees 10 minutes 54 seconds East along the Southwesterly boundary of said parcel 306.95 feet, thence South 58 degrees 45 minutes 18 seconds West 10.08 feet; thence

Exhibit "A" Legal Description - Page Five

South 39 degrees 10 minutes 56 seconds East 51.05 feet to a point on the Northwesterly right of way boundary of the existing Martin Luther King Boulevard, thence along the Northwesterly right of way boundary of the existing Martin Luther King Boulevard, South 58 degrees 44 minutes 27 seconds West 80.82 feet to the beginning of a curve concave to the Southeasterly with a radius of
340.00 feet, thence Southwesterly 334.22 feet along said curve, through a central angle of 56 degrees 10 minutes 18 seconds (the chord of said arc bears South 29 degrees 50 minutes 45 seconds West with a length of 320.92 feet), thence leaving said Northwesterly right of way boundary North 88 degrees 18 minutes 54 seconds West 9.72 feet to a point on the Westerly right of way boundary of said proposed right of way boundary, thence North 01 degrees 43 minutes 18 seconds East along said proposed right of way boundary 554.91 feet to a point on a curve concave to the Southeasterly with a radius of 425.00 feet, thence Northeasterly 48.21 feet along said curve, through a central angle of 06 degrees 29 minutes 56 seconds (the chord of said arc being North 04 degrees 48 minutes 17 seconds East with a length of 48.18 feet) to the Point of Beginning.

The above parcel is also described as follows:

Commence at a concrete monument #1254 marking the most Westerly corner of that parcel of property described in Official Records Book 1210, page 1457 of the Public Records of Leon County, Florida, and run thence South 40 degrees 51 minutes 49 seconds East 252.50 feet to a City of Tallahassee iron pin for the Point of Beginning. From said Point of Beginning continue South 40 degrees 51 minutes 49 seconds East 307.07 feet to an iron pin with a cap, thence South 56 degrees 50 minutes 42 seconds West 10.08 feet to a concrete monument, thence South 41 degrees 08 minutes 37 seconds East 51.05 feet to a concrete monument on the Northwesterly right of way boundary of the existing 80 foot right of way boundary of Martin Luther King Boulevard, thence South 56 degrees 50 minutes 42 seconds West along said Northwesterly right of way boundary 79.88 feet to a concrete monument on a curve concave to the Southeasterly, thence Southwesterly along said right of way boundary and said curve with a radius of 340.00 feet, through a central angle of 56 degrees 16 minutes 32 seconds, for an arc distance of 333.94 feet (the chord of said arc being South 28 degrees, 28 minutes 42 seconds West 320.68 feet) to a concrete monument, thence South 82 degrees 13 minutes 06 seconds West 9.58 to a City of Tallahassee iron pin on the Westerly right of way boundary of a proposed 80 foot right of way of a proposed relocated Martin Luther King Boulevard, thence North 00 degrees 02 minutes 50 seconds East along said Westerly right of way boundary 554.92 feet to a City of Tallahassee iron pin with a cap and a point of curve to the right, thence Northeasterly along said right of way boundary and said curve with a radius of 425.00 feet, through a central angle of 06 degrees 30 minutes 10 seconds, for an arc distance of 48.23 feet (the chord of said arc being North 03 degrees 17 minutes 16 seconds East 48.21 feet) to the Point of Beginning.

Exhibit "A" Legal Description - Page Six

Parcel No. 4:

A tract of land located in Section 24, Township 1 North, Range 1 West, Leon County, Florida, more particularly described as follows:

Commence at the Northwest corner of Lot 16, Block "L" of Parkside Unit No. 4, a subdivision recorded in Plat Book 3, page 126 of the Public Records of Leon County, Florida, and run South 35 degrees 21 minutes 20 seconds East 452.39 feet, thence run North 40 degrees 14 minutes 40 seconds East 260.69 feet to a concrete monument on the Northeasterly right of way of Boone Boulevard, thence run along said right of way Southeasterly along a curve concave to the Southwest with a radius of 1728.26 feet, through a central angle of 06 degrees 24 minutes 20 seconds, for an arc distance of 193.22 feet (the chord bears South 37 degrees 54 minutes 10 seconds East 193.12 feet), thence continue along said right of way South 34 degrees 42 minutes 00 seconds East 630.19 feet, thence Southeasterly along a curve concave to the Northeasterly with a radius of 108.60 feet, through a central angle of 44 degrees 32 minutes 00 seconds, for an arc distance of
84.41 feet (the chord bearing South 56 degrees 58 minutes 00 seconds East 82.30 feet), thence South 79 degrees 14 minutes 00 seconds East 157.14 feet, thence leaving said right of way run North 09 degrees 55 minutes 40 seconds East 50.00 feet, thence run North 70 degrees 02 minutes 45 seconds East 49.25 feet to the Point of Beginning. From said Point of Beginning continue North 70 degrees 02 minutes 45 seconds East 566.30 feet, thence run North 47 degrees 08 minutes 37 seconds West 170.79 feet, thence run South 39 degrees 03 minutes 46 seconds West
202.18 feet, thence run North 49 degrees 42 minutes 20 seconds West 632.12 feet to the Southeasterly right of way of Universal Drive, thence run along said right of way Southwesterly along a curve concave to the Northwest with a radius of 530.96 feet, through a central angle of 15 degrees 00 minutes 20 seconds, for an arc distance of 139.06 feet (the chord bears South 47 degrees 47 minutes 50 seconds West 138.66 feet), thence continue along said right of way South 55 degrees 18 minutes 00 seconds West 15.60 feet, thence leaving said right of way run South 34 degrees 42 minutes 00 seconds East along the Northeasterly boundary of the property recorded in Official Records Book 1344, pages 737-740 of the Public Records of Leon County, Florida, for 558.56 feet to the Point of Beginning.

                                   EXHIBIT "B"

                                ESCROW AGREEMENT

         THIS ESCROW AGREEMENT, dated as of this ______ day of May, 2000, by and among Acadia Realty Limited Partnership, a Delaware limited partnership, and Mark Northwood Associates Limited Partnership, a Florida limited partnership, (collectively, the "Seller"); UrbanAmerica, L.P., a Delaware limited partnership ("Purchaser"); and Blackwell Sanders Peper Martin ("Escrow Agent").

         WHEREAS, Seller is the owner of the property commonly known as Northwood Centre which is located at 1940 Monroe Street, Tallahassee, Florida 32303 ("Premises"); and

         WHEREAS, contemporaneously herewith, Seller and Purchaser have entered into an agreement whereby, subject to the terms and conditions contained therein, Seller shall sell the Premises to Purchaser and Purchaser shall purchase the Premises from Seller (the "Agreement"); and

         WHEREAS, Seller and Purchaser desire that Escrow Agent act as escrow agent, and Escrow Agent is willing to do so, all upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

         1. Escrow Agent shall hold the Downpayment and all interest accrued thereon, if any (collectively, the "Fund") in an attorney escrow account and shall dispose of the Fund only in accordance with the following provisions:

             (a) Escrow Agent shall deliver the Fund to Seller or Purchaser, as the case may be, as follows:

                 (i)    to Seller, upon completion of the Closing; or

                 (ii) to Seller, after receipt of Seller's demand in which Seller certifies either that (A) Purchaser has defaulted under the Agreement, or (B) the Agreement has been otherwise terminated or cancelled, and Seller is thereby entitled to receive the Fund; Escrow Agent shall not honor Seller's demand until more than ten (10) days after Escrow Agent has given a copy of Seller's demand to Purchaser in accordance with this Escrow Agreement nor thereafter if Escrow Agent receives a Notice of Objection from Purchaser within such ten (10)-day period; or

                 (iii) to Purchaser, after receipt of Purchaser's demand in which Purchaser certifies either that (A) Seller has defaulted under the Agreement, or (B) the Agreement has been otherwise terminated or cancelled, and Purchaser is thereby entitled to receive the Fund; but Escrow Agent shall not honor Purchaser's demand until more than ten
                        (10) days after Escrow Agent has given a copy of Purchaser's demand to Seller in accordance with this Escrow Agreement, nor thereafter if Escrow Agent receives a Notice of Objection from Seller within such ten (10)-day period.

             (b) (i) Upon receipt of a written demand from Seller or Purchaser under this Escrow Agreement, Escrow Agent shall send a copy of such demand to the other party. Within ten (10) days after the date of receiving same, but not thereafter, the other party may object to delivery of the Fund to the party making such demand by giving a notice of objection (a "Notice of Objection") to Escrow Agent. After receiving a Notice of Objection, Escrow Agent shall send a copy of such Notice of Objection to the party who made the demand; and thereafter, in its sole and absolute discretion, Escrow Agent may elect either
(A) to continue to hold the Fund until Escrow Agent receives a written agreement of Purchaser and Seller directing the disbursement of the Fund, in which event Escrow Agent shall disburse the Fund in accordance with such agreement; and/or
(B) to take any and all actions as Escrow Agent deems necessary or desirable (except to disburse all or any portion of the Fund to any party), in its sole and absolute discretion, to discharge and terminate its duties under this Agreement, including, without limitation, depositing the Fund into any court of competent jurisdiction and bringing any action of interpleader or any other proceeding; and/or (C) in the event of any litigation between Seller and Purchaser, to deposit the Fund with the clerk of the court in which such litigation is pending.

                 (ii) If Escrow Agent is uncertain for any reason whatsoever as to its duties or rights hereunder, and whether or not Escrow Agent has received any written demand or Notice of Objection under this Escrow Agreement, notwithstanding anything to the contrary herein, Escrow Agent may hold the Fund and may decline to take any other action whatsoever. In the event the Fund is deposited in a court by Escrow Agent, Escrow Agent shall be entitled to rely upon the decision of such court. In the event of any dispute whatsoever among the parties with respect to disposition of the Fund, Purchaser and Seller shall pay the attorney's fees and costs incurred by Escrow Agent (which said parties shall share equally, but for which said parties shall be jointly and severally liable) for any litigation in which Escrow Agent is named as, or becomes, a party.

             (c) Notwithstanding anything to the contrary in this Agreement, within two (2) business days after the date of this Agreement, Escrow Agent shall place the Downpayment in an Approved Investment (as defined hereinafter). The interest, if any, which accrues on such Approved Investment shall be deemed part of the Fund; and Escrow Agent shall dispose of such interest as and with the Fund pursuant to this Agreement. Escrow Agent may not commingle the Fund with any other funds held by Escrow Agent. Escrow Agent may convert the Fund from the Approved Investment into cash or a non-interest-bearing demand account at an Approved Institution as follows:

                 (i) at any time within two (2) business days prior to the Closing Date; or

                 (ii) if the Closing Date is accelerated or extended, at any time within two (2) business days prior to the accelerated or extended Closing Date (provided, however, that Escrow Agent shall hold the Fund in an Approved Investment upon notice from Seller and Purchaser of any adjournment of the accelerated or extended Closing Date).

             (d) As used herein, the term, "Approved Investment" means (i) any interest-bearing demand account or money market fund in a financial institution having a net worth in excess of $50,000,000 or in any other institution otherwise approved by both Seller and Purchaser (collectively, an "Approved Institution"), or (ii) any other investment approved by both Seller and Purchaser. The rate of interest or yield need not be the maximum available and deposits, withdrawals, purchases, reinvestment of any matured investment and sales shall be made in the sole discretion of Escrow Agent, which shall have no liability whatsoever therefor. Discounts earned shall be deemed interest for the purpose hereof.

             (e) Escrow Agent shall have no duties or responsibilities except those set forth herein, which the parties hereto agree are ministerial in nature. Seller and Purchaser acknowledge that Escrow Agent shall have no liability of any kind whatsoever arising out of or in connection with its activity as Escrow Agent. Seller and Purchaser jointly and severally agree to and do hereby indemnify and hold harmless Escrow Agent from all loss, cost, claim, damage, liability, and expense (including, without limitation, attorney's fees and disbursements whether paid to retained attorneys or representing the fair value of legal services rendered to itself) which may be incurred by reason of its acting as Escrow Agent provided the same is not the result of Escrow Agent's willful default, misconduct or gross negligence.

             (f) Any Notice of Objection, demand or other notice or communication which may or must be sent, given or made under this Escrow Agreement to or by Escrow Agent shall be sent in accordance with the provisions of the Agreement

             (g) Simultaneously with their execution and delivery of this Agreement, Purchaser and Seller shall furnish Escrow Agent with their true Federal Taxpayer Identification Numbers so that Escrow Agent may file appropriate income tax information returns with respect to any interest in the Fund or other income from the Approved Investment. The party ultimately entitled to any accrued interest in the Fund shall be the party responsible for the payment of any tax due thereon.

             (h) Any amendment of the Agreement which could alter or otherwise affect Escrow Agent's obligations hereunder will not be effective against or binding upon Escrow Agent without Escrow Agent's prior consent, which consent may not be unreasonably withheld.

         2. Upon delivery of the Fund in accordance with the terms of this Agreement, Escrow Agent shall be relieved of all liability hereunder and with respect to the Fund. Escrow Agent shall deliver the Fund, at the election of the party entitled to receive the same, by (i) a good, unendorsed check of Escrow Agent payable to the order of such party, (ii) an unendorsed official bank or cashier's check payable to the order of such party, or (iii) a bank wire transfer of immediately available funds to an account designated by such party.

         3. Capitalized Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Contract. Notwithstanding the foregoing, it is expressly understood and agreed by the parties hereto that all references to the Contract are for the convenience of the parties hereto and that Escrow Agent shall have no obligation or duties with respect thereto.

         4. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.

         5. Successors. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto; provided, however, that this Agreement may not be assigned by any party without the prior written consent of the other parties hereto, which consent may be withheld for any or no reason.

         6. Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

         7. Amendments. No amendment, modification, termination, cancellation, recision or supersession to this Agreement shall be effective unless it shall be in writing and signed by each of the parties hereto.

         8. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original, but all of which, taken together, shall be considered one and the same agreement.

         9. Severability. If any provision of this Agreement or the application of any such provision to any person or circumstance shall be, held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

         IN WITNESS WHEREOF, the parties have executed and delivered this Escrow Agreement as of the date and year first above written.


                           ACADIA REALTY LIMITED PARTNERSHIP, Seller

                           By: Acadia Realty Trust, General Partner


                           By: ____________________________________________
                               _____________________________, Trustee


                           MARK NORTHWOOD ASSOCIATES LIMITED
                           PARTNERSHIP, Seller

                           By: Mark Northwood Realty, Inc., General Partner

                               By:_______________________________________
                                  Kenneth F. Bernstein, President

                           URBANAMERICA, L.P., Purchaser


                           By: ____________________________________________
                           Name: __________________________________________
                           Title: _________________________________________



ESCROW AGENT:

(m) BLACKWELL SANDERS PEPER MARTIN

(n)

(o) By: _______________________________

                                   EXHIBIT "C"

                             PERMITTED ENCUMBRANCES

         Purchaser shall take title to the Premises subject to:

1. Final Judgment upon Stipulation in Case No. 67-82 creating right of way and drainage easement, recorded April 21, 1967 in Official Records Book 264, Page 477.

2. Easement for purpose of placing and maintaining pay station phone booths in favor of Southeastern Telephone Company, recorded in Official Records Book 392, Page 616. (AFFECTS PARCELS 1 AND 2)


3. Thirty (30) foot easement from John F. Yamnitz to Moore-Handley, Incorporated contained in Deed dated December 1, 1977 and recorded December 2, 1977 in Official Records Book 883, Page 954.

4. Easement in favor of City of Tallahassee by instrument recorded in Official Records Book 965, Page 2172.

5. Easement in favor of City of Tallahassee by instrument recorded in Official Records Book 965, Page 2180.

6. Slope Easement Agreement in favor of General Mills Restaurant Group, Inc., recorded in Official Records Book 1043, Page 556.

7. Drainage Easement in favor of City of Tallahassee, recorded in Official Records Book 1344, Page 741.

8. Drainage Easement in favor of City of Tallahassee, recorded in Official Records Book 1384, Page 1242.

9. Right of Way Easement in favor of City of Tallahassee, recorded in Official Records Book 1384, Page 1258.

10. Traffic Maintenance and Control Easement in favor of City of Tallahassee, recorded in Official Records Book 1384, Page 1265.

11. Easement in favor of City of Tallahassee, recorded in Official Records Book 1154, Page 341.

12. Terms and Conditions of existing recorded and un-recorded Leases that are listed on Exhibit D and all rights thereunder of the Lessee(s) and any person claiming by, through or under the Lessee(s).

13. Thirty foot (30') easement set forth in that Warranty Deed, recorded in Official Records Book 1091, Page 2291. (AS TO PARCEL 4)

14. Twelve and a half foot (12.5') drainage easement set forth in that Warranty Deed, recorded in Official Records Book 883, page 941. (AS TO PARCEL 4)

15. Assignment of Leases and Rents by and between Mark Northwood Associates, Limited Partnership (Assignor) and Nomura Asset Capital Corporation (Assignee) dated March 4, 1997 and recorded March 5, 1997 in Official Records Book 1989, Page 2086.

16. Leasehold Mortgage from Mark Northwood Associates, Limited Partnership, to Nomura Capital Asset Corporation, given to secure the original principal sum of $23,000,000.00, joined by Mark Centers Limited Partnership ("fee owner") for the purpose of and subordinating the fee simple title to the lien, encumbrance and effect of the mortgage as if said fee owner executed and delivered the mortgage to the mortgagee; said mortgage having been dated March 4, 1997, and recorded on March 5, 1997 in Official Records Book 1989, at Page 2016, of the Public Records of Leon County, Florida.

17. Assignment of Management Agreement and Agreements Affecting Real Estate by and between Mark Northwood Associates, Limited Partnership (Assignor) and Nomura Asset Capital Corporation (Assignee), dated March 4, 1997 and recorded March 5, 1997 in Official Records Book 1989, Page 2105.

18. Manager's Consent and Subordination of Management Agreement by and between Mark Northwood Associates, Limited Partnership (Borrower), Mark Centers Limited Partnership (Manager), and Nomura Asset Capital Corporation (Lender), dated March 4, 1997 and recorded March 5, 1997 in Official Records Book 1989, Page 2121.

19. UCC-1 Financing Statement by and between Mark Northwood Associates,
      Limited Partnership (Debtor) and Nomura Asset Capital Corporation (Secured Party), recorded March 5, 1997 in Official Records Book 1989, Page 2166.

20. UCC-1 Financing Statement by and between Mark Northwood Associates,
      Limited Partnership d/b/a Northwood Mall (Debtor) and Nomura Asset Capital Corporation (Secured Party), recorded March 5, 1997 in Official Records Book 1989, Page 2185.

21. Present and future zoning laws, ordinances, resolutions, orders and regulations of all municipal, county, state or federal governments having jurisdiction over the Premises and the use of improvements thereof, provided that they do not restrict the continued use, or affect the maintenance, of the Premises.

22. Such state of facts as shown on that survey dated January 29, 1993, and most recently revised and recertified on January 29, 1997, by Broward Davis & Associates, Inc.

                                   EXHIBIT "D"

                                     LEASES

                            (see attached Rent Roll)

                                   EXHIBIT "E"

                  ACTIONS, SUITS, PROCEEDINGS OR INVESTIGATIONS


                                      None.

                                   EXHIBIT "F"

                       FREE RENT, CONCESSIONS, ALLOWANCES,
                               REBATES AND REFUNDS


                                      None.

                                   EXHIBIT "G"


                              SPECIAL WARRANTY DEED

         Acadia Realty Limited Partnership, a Delaware limited partnership ("GRANTOR"), in consideration of Ten and 00/100th Dollars ($10.00) and other valuable consideration, received from UrbanAmerica, L.P., a Delaware limited partnership ("GRANTEE"), the receipt and sufficiency whereof are hereby acknowledged, grants, bargains, sells, and conveys to GRANTEE the following described real estate:

             See Exhibit "A" attached hereto and incorporated herein

The above described real estate is conveyed by GRANTOR and accepted by GRANTEE.

GRANTOR covenants with GRANTEE that GRANTOR:

         (1) is lawfully seized of such real estate and that it is free from encumbrances except as set forth on Exhibit "B " attached hereto;

         (2) has legal power and lawful authority to convey the same;

         (3) warrants and will forever defend title to the real estate against the lawful claims of all persons claiming the same or any part thereof through, by or under Grantor.

Executed ________________________, 2000.


                                 Acadia Realty Limited Partnership, Grantor

                                 By: Acadia Realty Trust, General Partner


                                     By:
                                        -------------------------------------
                                        Kenneth F. Bernstein, President
STATE OF ___________       )
                           ) ss.
COUNTY OF _________        )

         The foregoing instrument was acknowledged before me on _________________, 2000 by _____________ , ______________ of Acadia Realty
Trust, which is the general partner of Acadia Realty Limited Partnership, a Delaware limited partnership, on behalf of said partnership.

                                                    ---------------------------
                                                    Notary Public
My commission expires: _________________

                                   EXHIBIT "H"

                            ASSIGNMENT AND ASSUMPTION
                         OF LEASES AND SECURITY DEPOSITS

         ASSIGNMENT AND ASSUMPTION OF LEASES AND SECURITY DEPOSITS, dated __________, 2000, between Acadia Realty Limited Partnership, a Delaware limited partnership, and Mark Northwood Associates Limited Partnership, a Florida limited partnership, both having an office at 20 Soundview Marketplace, Port Washington, New York 11050 (collectively herein, the "Assignor"), and, UrbanAmerica, L.P., a Delaware limited partnership having an office at 30 Broad Street, New York, New York 10004 ("Assignee").

                              W I T N E S S E T H:

         WHEREAS, Assignor has this day sold and conveyed to Assignee the real property more particularly described in Schedule "1" annexed hereto and made a part hereof (the "Premises").

         NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns, transfers and conveys to Assignee all of Assignor's right, title and interest as landlord in and to (i) the leases, licenses and other occupancy agreements affecting the Premises and all guarantees thereof set forth on Schedule "2" annexed hereto and made a part hereof (collectively, the "Leases"); (ii) the security deposits made under the Schedule "3" annexed hereto and made a part hereof (collectively, the "Security Deposits"); and any and all guarantees thereof.

         TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns, forever, from and after the date hereof, subject to the terms covenants, conditions and provisions of the Leases.

         ASSIGNEE HEREBY ACCEPTS the foregoing assignment, acknowledges receipt of the Security Deposits, assumes and agrees to perform all of the obligations of Assignor under the Leases, accruing from and after the date hereof; and agrees to hold or apply all of the Security Deposits in accordance with terms of the Leases under which the Security Deposits were made; and

         ASSIGNEE FURTHER AGREES to defend and indemnify assignor and any disclosed or undisclosed officer, director, employee, trustee, shareholder, partner, principal, parent, subsidiary or other person or entity affiliated with Assignor and any disclosed or undisclosed officer, director, employee, trustee, shareholder, partner or principal of any such parent, subsidiary or other affiliate (collectively, "Assignor's Affiliates") against, and to hold Assignor and Assignor's Affiliates harmless from, any and all claims, demands, causes of action, losses, damages, liabilities, and costs and expenses (including, without limitation, attorney's fees and disbursements), whether foreseen or unforeseen, asserted against or incurred by Assignor or any of Assignor's Affiliates in connection with or arising out of acts or omissions of Assignee or its directors, officers, employees, affiliates, partners, brokers, agents, contractors, consultants and/or representatives, or other matters or occurrences that take place, from and after the date hereof relating to the Leases and Security Deposits.

         ASSIGNOR FURTHER AGREES to defend and indemnify assignee and any disclosed or undisclosed officer, director, employee, trustee, shareholder, partner, principal, parent, subsidiary or other person or entity affiliated with Assignee and any disclosed or undisclosed officer, director, employee, trustee, shareholder, partner or principal of any such parent, subsidiary or other affiliate (collectively, "Assignee's Affiliates") against, and to hold Assignee and Assignee's Affiliates harmless from, any and all claims, demands, causes of action, losses, damages, liabilities, and costs and expenses (including, without limitation, attorney's fees and disbursements), whether foreseen or unforeseen, asserted against or incurred by Assignee or any of Assignee's Affiliates in connection with or arising out of acts or omissions of Assignor or its directors, officers, employees, affiliates, partners, brokers, agents, contractors, consultants and/or representatives, or other matters or occurrences that take place, prior to the date hereof relating to the Leases and Security Deposits.

         This Assignment and Assumption of Leases and Security Deposits is made without any covenant, warranty or representation by, or recourse against, Assignor or Assignor's Affiliates of any kind whatsoever, except as set forth in that certain Sale-Purchase Agreement between Acadia Realty Limited Partnership and Mark Northwood Associates Limited Partnership, as Seller and

UrbanAmerica, L.P., as Purchaser, dated as of June ___, 2000.

         IN WITNESS WHEREOF, this Assignment and Assumption of Leases and Security Deposits has been executed on the date and year first above written.

                              ASSIGNOR:

                              Acadia Realty Limited Partnership

                              By: Acadia Realty Trust, General Partner


                                  By: ___________________________________
                                      ________________ , Trustee

                              Mark Northwood Associates Limited Partneship

                              By: Mark Northwood Realty, Inc.,
                                  General Partner


                                  By: ______________________________
                                      Kenneth F. Bernstein, President


                              ASSIGNEE:

                              UrbanAmerica, L.P., a Delaware limited partnership


                              By: ___________________________________
                              Name: _________________________________
                              Title: ________________________________

                                   EXHIBIT "I"

                            ASSIGNMENT AND ASSUMPTION
                            OF CONTRACTS AND LICENSES

         ASSIGNMENT AND ASSUMPTION OF CONTRACTS AND LICENSES, dated __________, 2000, between Acadia Realty Limited Partnership, a Delaware limited partnership, and Mark Northwood Associates Limited Partnership, a Florida limited partnership, both having an office at 20 Soundview Marketplace, Port Washington, New York 11050 (collectively, the "Assignor"), and UrbanAmerica, L.P., a Delaware limited partnership, having an office at 30 Broad Street, New York, New York 10004 ("Assignee").

                              W I T N E S S E T H:

         WHEREAS, Assignor has this day sold and conveyed to assignee the real property more particularly described in Schedule "1" annexed hereto and made a part hereof (the "Premises").

         NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns, transfers and conveys to Assignee all of Assignor's right, title and interest in and to (i) all of the licenses, permits, certificates, approvals, authorizations and variances issued for or with respect to the Premises by any governmental authority set forth on Schedule "2" annexed hereto and made a part hereof (collectively, the "Licenses") and (ii) all purchase orders, equipment leases, advertising agreements, franchise agreements, license agreements, management agreements, leasing and brokerage agreements and other service contracts relating to the operation of the Premises set forth on Schedule "3" annexed hereto and made a part hereof (collectively, the "Contracts").

         TO HAVE AND TO HOLD the same unto Assignee, is successors and assigns, forever, from and after the date hereof, subject to the terms, covenants, conditions and provisions of the Licenses and the Contracts.

         ASSIGNEE HEREBY ACCEPTS the foregoing assignment and assumes and agrees to perform all of the obligations of Assignor under the Licenses and the Contracts accruing from and after the date hereof; and

         ASSIGNEE FURTHER AGREES to defend and indemnify Assignor and any disclosed or undisclosed officer, director, employee, trustee, shareholder, partner, principal, parent, subsidiary or other person or entity affiliated with Assignor and any disclosed or undisclosed officer, director, employee, trustee, shareholder, partner or principal of any such parent, subsidiary or other affiliate (collectively, "Assignor's Affiliates") against, and to hold Assignor and Assignor's Affiliates harmless from, any and all claims, demands, causes of action, losses, damages, liabilities, and costs and expenses (including, without limitation, attorney's fees and disbursements), whether foreseen or unforeseen, asserted against or incurred by Assignor or any of Assignor's Affiliates in connection with or arising out of acts or omissions of Assignee or its directors, officers, employees, affiliates, partners, brokers, agents, contractors, consultants and/or representatives, or other matters or occurrences that take place, from and after the date hereof relating to the Licenses and the Contracts.

         ASSIGNOR FURTHER AGREES to defend and indemnify Assignee and any disclosed or undisclosed officer, director, employee, trustee, shareholder, partner, principal, parent, subsidiary or other person or entity affiliated with Assignee and any disclosed or undisclosed officer, director, employee, trustee, shareholder, partner or principal of any such parent, subsidiary or other affiliate (collectively, "Assignee's Affiliates") against, and to hold Assignee and Assignee's Affiliates harmless from, any and all claims, demands, causes of action, losses, damages, liabilities, and costs and expenses (including, without limitation, attorney's fees and disbursements), whether foreseen or unforeseen, asserted against or incurred by Assignee or any of Assignee's Affiliates in connection with or arising out of acts or omissions of Assignor or its directors, officers, employees, affiliates, partners, brokers, agents, contractors, consultants and/or representatives, or other matters or occurrences that take place prior to the date hereof relating to the Licenses and the Contracts.

         This Assignment and Assumption of Contracts and Licenses is made without any covenant, warranty or representation by, or recourse against, Assignor or Assignor's Affiliates of any kind whatsoever, except as set forth in that certain Sale-Purchase Agreement between Acadia Realty Limited Partnership and Mark Northwood Associates Limited Partnership, as Seller and

UrbanAmerica, L.P., as Purchaser, dated as of June ___, 2000.

         IN WITNESS WHEREOF, this Assignment and Assumption of Contracts and Licenses has been executed on the date and year first above written.


                              ASSIGNOR:

                              Acadia Realty Limited Partnership

                              By: Acadia Realty Trust, General Partner


                                  By: ___________________________________
                                      ________________ , Trustee

                              Mark Northwood Associates Limited Partneship

                              By: Mark Northwood Realty, Inc.,
                                  General Partner


                                  By: ______________________________
                                      Kenneth F. Bernstein, President


                              ASSIGNEE:

                              UrbanAmerica, L.P., a Delaware limited partnership


                              By: ___________________________________
                              Name: _________________________________
                              Title: ________________________________

                                   EXHIBIT "J"

                                    CONTRACTS


1. Service Contract between Seller and United States Service Industries for the performance of janitorial services, dated December 1, 1999.

2. Agreement between Seller and May Day Outdoor Services, Inc., for the performance of horticultural services dated February 14, 1999.

3. Service Contract between Seller and Southwest Security, for the performance of security services, dated September 1, 1999.

4. Service Agreement between Seller and Southern Message Centers dated July 5, 1994.

5.  Contract between Seller and Liebert Global Services, dated June 16, 1998.

6.  Service Agreement between Seller and Quality Sound, Inc., dated April 7,
    1994.

7. Battery Maintenance Agreement between Seller and Stationary Power Services dated May 20, 1998.

8. Fire Alarm Testing and Inspection Service Agreement between Seller and Siemens Building Technologies, Inc. dated August 19, 1999.

9.  Contract between Seller and May Day Outdoor Services, Inc. dated April 5,
    1999.

10. Contract between Seller and May Day Outdoor Services, Inc. dated July 31, 1998.

11. Service Contract between Seller and Grinnell Fire Protection Systems Company dated September 1, 1999.

                                   EXHIBIT "K"

                               INTANGIBLE PROPERTY


1.  The trade name "Northwood Center".

                                   EXHIBIT "L"

                                NOTICE TO TENANTS

                   [JOINT LETTERHEAD OF SELLER AND PURCHASER]

                                                              ____________, 2000


[Tenant's Name and Address]
__________________________
__________________________
__________________________


         Re:      [Building Address]
                  __________________
                  __________________
                  (the "Building")

Gentlemen:

         With reference to your lease of space in the ____________ Building, please be advised that Acadia Realty Limited Partnership and Mark Northwood Associates Limited Partnership have this day sold, transferred and assigned the Building and your lease to UrbanAmerica, L.P. ("Purchaser").

         [Insert the following if there is a security deposit being transferred:
Please be further advised that the security deposit under your lease and the accrued interest thereon, if any, have been turned over to the Purchaser, whose address is 30 Broad Street, New York, New York 10004.]

         Finally, until you receive further notice form Purchaser, all rent checks and other payments under your lease should henceforth be made payable to [, the managing agent for the Building or as otherwise required by the Loan Documents,] and mailed or delivered to their office at __________________________________, and all notices to the landlord under your lease should also be addressed to the Purchaser at the foregoing address.

                              SELLER:

                              Acadia Realty Limited Partnership

                              By: Acadia Realty Trust, General Partner


                                       By: _______________________________
                                           Kenneth F. Bernstein, President

                              Mark Northwood Associates Limited Partnership

                              By:  Mark Northwood Realty, Inc.,
                                   General Partner


                                   By: ______________________________
                                       Kenneth F. Bernstein, President

                              PURCHASER:

                              UrbanAmerica, L.P., a Delaware limited partnership


                              By: ___________________________________
                              Name: _________________________________
                              Title: ________________________________


[REMINDER:                         This notice should be mailed or otherwise
                                   sent in the manner required by each tenant's lease and any applicable local law.]

                                   EXHIBIT "M"

                           NON-FOREIGN AFFIDAVIT UNDER
                              INTERNAL REVENUE CODE
                               SECTION 1445(b)(2)

STATE OF ________________  )
                           ) ss:
COUNTY OF ________________ )


         _________________________ being first duly sworn deposes and states under penalty of perjury:

         1. That he/she is the _________________of Acadia Realty Limited Partnership, the transferor of the property located at 1940 North Monroe Street, Tallahassee, Florida 32303 and known as Northwood Centre.

         2. That the transferor's office address is 20 Soundview Marketplace, Port Washington, New York 11050.


         3. That the United States taxpayer identification number for the transferor is ________________________.

         4. That the transferor is not a "foreign person" as that term is defined in Section 1445(f) of the United States Internal Revenue Code of 1986, as amended (the "Code").

         This affidavit is given to UrbanAmerica, L.P., the transferee of the property described in paragraph 1 above., for the purpose of establishing and documenting the nonforeign affidavit exemption to the withholding requirement of
Section 1445 of the Code. The transferor understands that this affidavit may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.


                                  Acadia Realty Limited Partnership

                                  By: Acadia Realty Trust, General Partner


                                  By: ________________________________
                                      Kenneth F. Bernstein, President

Subscribed and sworn to before me this _____ day of ___________, 2000.

___________________________
Notary Public
                                       M-1

                                   EXHIBIT "N"

                                  MAJOR TENANTS


1. DPR (790-0070): Lease of 123,387 square feet to DPR (790-0070) commencing on May 1, 1999.

2. Florida Department of Health: Lease of 59,150 square feet to the Florida Department of Health commencing on May 1, 1999.

3. Jack Eckerd Corporation: Lease of 9.750 square feet to Jack Eckerd Corporation commencing on August 22, 1998.

4. DCF #590:2664: Lease of 9,855 square feet to DCF #590:2664 commencing on November 21, 1997.

5. DCF #590:2348: Lease of 14,331 square feet to DCF #590:2348 commencing on April 16, 1993.

6. DCF #590:2523: Lease of 19,984 square feet to DCF #590:2523 commencing on March 26, 1995.

7. DCF #590:2570: Lease of 15,368 square feet to DCF #590:2570 commencing on May 1, 1995.

8. DCF #590L1998: Lease of 119,054 square feet to DCF #590L1998 commencing on August 1, 1989.

9. DOR #730:0209: Lease of 5,913 square feet to DOR #730:0209 commencing on May 15, 1997.

10. Florida Department of Revenue: Lease of 7,948 square feet to the Florida Department of Revenue commencing on July 1, 1994.

11. Hooter's of America, Inc.: Lease of 4,500 square feet to Hooter's of America, Inc. commencing on September 26, 1989.

12. Publix Supermarket: Lease of 51,950 square feet to Publix Supermarket commencing on June 1, 1985.

13. Florida Department of Health: Lease of 6,635 square feet to the Florida Department of Health commencing on November 1, 1998.

*Note: The above-listed tenants are only considered to be "Major Tenants" with respect to the Leases referred to on this Schedule 11.

                                   EXHIBIT "O"

                                     FORM OF
                          TENANT ESTOPPEL CERTIFICATE,

                                                                __________, 2000

To: UrbanAmerica, L.P.
    _________________________________________
    _________________________________________ ("Purchaser")

    Re:  Lease dated ____________ (the "Lease") between ______________________
         as landlord ("Landlord"), and ________________________________ as
         tenant ("Tenant"), regarding certain space described in the Lease located in the building known as ____________________ (the "Premises").


Ladies/Gentlemen:

         At the request of Landlord, and knowing that you are relying on the accuracy of the information contained herein, the undersigned hereby certifies that, to the undersigned's knowledge:

         I. Tenant is the tenant under the Lease covering the Premises.

         II. Tenant is in full and complete possession of the Premises, such possession having been delivered by Landlord, or its predecessor in title, pursuant to the Lease and having been accepted by Tenant. If the landlord named in the Lease is other than Landlord, Tenant recognizes Landlord as the landlord under the Lease.

         III. The improvements and space required to be furnished by the terms of the Lease have been completed in all respects and to the satisfaction of Tenant, and are open for the use of Tenant, its employees, patients (or customers) and invitees.

         IV. All duties of an inducement nature required of Landlord in the Lease have been fulfilled.

         V. The Lease is in full force and effect; and has not been modified or, if the Lease has been modified, the following is a list of all modifications to the Lease and, as modified, the Lease is in full force and effect (if there are no modifications, please state "none"):
______________________________________________________________________________;

         VI. The rent and all other amounts payable by Tenant under the Lease have been paid through __________________; no rent or other amounts payable by Tenant have been prepaid more than thirty (30) days in advance of the due date, except as provided by the Lease; and Tenant has not asserted, and has no knowledge of, any claim against Landlord under the Lease that might be set-or credited against future accruing rents;

        VII. The undersigned has not given Landlord any written notice claiming that Landlord is in default under the Lease, which default remains uncured. Tenant has not received from Landlord any written notice claiming that Tenant is in default under the Lease other than the following (if none, please state "none"):

_____________________________________________________________________________;

         VIII. The term of the lease commenced on __________, The termination date of the present term of the Lease, excluding renewals, is __________;

         IX. The address for notices to be sent to Tenant under the Lease is as follows:

_____________________________________________________________________________;

         X. There are no actions, whether voluntary or otherwise, pending against Tenant under the bankruptcy laws of the United States or any state thereof.


         This letter is being furnished to Purchaser in connection with its acquisition of the Premises and may be relied upon by Purchaser, Landlord, Purchaser's lender and any assignee of Purchaser, if any, in connection with any loan Purchaser may obtain with respect to the Premises, and by their respective successors and assigns.

                                         Very truly yours,

                                         TENANT

                                         [__________________________________]

                                         By: _______________________________
                                               Name:
                                               Title:

                                   EXHIBIT "P"

                               INSURANCE POLICIES

Coverage                                             Amount of Insurance                Deductibles
Blanket Building & Personal Property Business
Interruption                                             $592,581,084                     $  5,000
Extra Expense                                            $  5,000,000                     $  5,000
Special Form Including Theft
Valuation:  Agreed Amount/Replacement

Flood                                                    $ 50,000,000                      $25,000
Demolition/Increased Cost of Construction                $ 10,000,000                      $ 5,000

Earthquake                                               $ 50,000,000                      $25,000

                                   EXHIBIT "Q"

               COLLECTION ACCOUNT; REIMBURSEMENT AMOUNT ADJUSTMENT


A.       [List account amounts]

B.       The Reimbursement Amount shall be adjusted as follows:

         1. In the event the amount in the Accounts is greater than $3,250,000.00, then the Reimbursement Amount shall be increased by 40% of the difference between the amount in the Accounts and $3,250,000.00.

         2. In the event the amount in the Accounts is less than $3,250,000.00, then the Reimbursement Amount shall be decreased by 40% of the difference between $3,250,000.00 and the amount in the Accounts.


                                      Q-1